Exhibit 10.11

PUTNAM DEVELOPMENT AUTHORITY

(a public body corporate and politic, as Landlord),

and

LEGACY HOUSING, LTD

(a Texas limited partnership, as Tenant)

LEASE AGREEMENT

Dated as of December 1, 2016

THE RIGHTS AND INTEREST OF THE PUTNAM DEVELOPMENT AUTHORITY IN THE PROJECT LEASED HEREUNDER, THIS LEASE AGREEMENT AND CERTAIN REVENUES AND RECEIPTS DERIVED HEREUNDER, EXCEPT FOR CERTAIN UNASSIGNED RIGHTS, AS DEFINED HEREIN, HAVE BEEN ASSIGNED AND PLEDGED AS SECURITY FOR THE $10,000,000 MAXIMUM PRINCIPAL AMOUNT PUTNAM DEVELOPMENT AUTHORITY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND (LEGACY HOUSING, LTD PROJECT), SERIES 2016, AS PROVIDED IN A DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, OF EVEN DATE HEREWITH, BETWEEN THE PUTNAM DEVELOPMENT AUTHORITY AND LEGACY HOUSING, LTD AND SUCCESSOR HOLDERS OF SUCH BOND.

TABLE OF CONTENTS

(This Table of Contents is not a part of this Lease Agreement and is only for convenience of reference.)

i

ii

Exhibit A - Description of the Leased Land

iii

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”), dated as of December 1, 2016, is by and between the PUTNAM DEVELOPMENT AUTHORITY (the “Issuer”), a development authority and public body corporate and politic created and existing under the laws of the State of Georgia (the “State”) and LEGACY HOUSING, LTD (the “Company”), a Texas limited partnership.

W I T N E S S E T H:

WHEREAS, the Issuer is a development authority and public body corporate and politic duly created by local amendment to the Georgia Constitution, 1968 Ga. L. p. 1860, continued by 1985 Ga. L. p. 3955 (collectively, the “Act”), the area of operation of which is Putnam County (the “County”); and

WHEREAS, the Act provides that the Issuer is created for the public purpose, among other purposes, of encouraging and promoting the expansion of industry, agriculture, trade, commerce and recreation within the County, and is authorized by the Act to issue its revenue bonds to finance land, buildings and related personal property to be located in the County; the Issuer’s revenue bonds are to be issued and validated under and in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. § 36-82-60, et seq.); and

WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such projects; (ii) to pledge, mortgage, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer’s revenue bonds; (iii) to receive and administer grants; and (iv) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and

WHEREAS, the Company desires for the Issuer to issue its revenue bond in a maximum principal amount of $10,000,000 (hereinafter called the “Maximum Principal Amount”) to acquire land, one or more buildings and related improvements, building fixtures, building equipment, production equipment and other personal property (collectively, the “Project”) in the County and within the City of Eatonton (the “City”); the Project is to be owned by the Issuer and leased to the Company for use by the Company as a manufacturing facility; and

WHEREAS, pursuant to the resolution (the “Bond Resolution”) adopted by the Issuer, authorizing the issuance and sale of the Bond to the Company, as both the “Purchaser” and the initial “Bondholder,” the execution of this Lease and the other Issuer Documents (identified in the Bond Resolution) relating to the Bond, the Issuer is pledging to the payment of the Bond the Pledged Security (as defined in the Bond Resolution).

NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows, provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not constitute a general obligation of the Issuer but shall be payable solely out of the Pledged Security for the Bond, and the Bond shall not constitute a general obligation of the Issuer nor constitute an indebtedness or general obligation of the State or any other agency or political subdivision of the State, within the meaning of any constitutional or statutory provision whatsoever:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1.    Definitions. Certain capitalized words and terms used in this Lease are defined in the text hereof or in the Bond Resolution (defined below). In addition to the words and terms defined elsewhere herein and in the Bond Resolution, the following words and terms are defined terms under this Lease:

“Additional Rent” means the amounts payable by the Company, described in Section 5.3(b) of this Lease.

“Additions or Alterations” means modifications, upgrades, alterations, additions, enlargements, or expansions to property comprising the Project.

“Affiliate” means a Person which is controlled by the Company or its corporate successor, which controls the Company or its successor, or which is under common control with the Company or its successor (direct or indirect ownership of more than fifty percent (50%) of the voting power constituting “control” of a Person for such purpose).

“Authorized Company Representative” means any officer or official of the Company or its general partner who executes this Lease on behalf of the Company, who is hereby appointed by the Company to serve in such capacity, and any other person or persons at the time, or from time to time, designated to act in such capacity on behalf of the Company by written certificate furnished to the Issuer, the Holder and the Custodian, containing the specimen signature of such person and executed on behalf of the Company by an authorized representative of the Company. Such certificate may appoint an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Company Representative, and more than one person may be designated as an Authorized Company Representative. Each such appointment shall be effective until revoked in writing.

“Authorized Issuer Representative” means any officer or official of the Issuer who executes this Lease and any other person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company, the Holder and the Custodian, containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman or other officer of the Issuer; more than one person may be designated as an Authorized Issuer Representative.

“Basic Rent” means the rent payable by the Company to the Issuer, described under the subheading “Basic Rent” in Section 5.3(a) of this Lease.

“Bond Documents” means the documents, the forms of which are attached to the Bond Resolution as Exhibits B through F thereto.

“Bond Purchase Loan Agreement” means the Bond Purchase Loan Agreement, dated as of the Document Date, between the Issuer and the Company (in its capacities as the tenant hereunder and as the Purchaser), in substantially the form attached as Exhibit C to the Bond Resolution, as it may hereafter be amended in accordance with the Bond Resolution.

“Bond Resolution” means the resolution, adopted by the Issuer, as it may hereafter be amended in accordance with the terms thereof, providing the terms and provisions under which the Bond will be issued and pursuant to which the Pledged Security is assigned and pledged as security for the payment of the principal of, premium, if any, and interest on the Bond; the term “Bond Resolution” shall include any resolution supplemental or amendatory thereto.

“Business Day” means a day which is not a Saturday, Sunday, a legal holiday, or any other day on which banking institutions are authorized to be closed in the State.

“City” means the City of Eatonton.

“Company” means Legacy Housing, LTD, a Texas limited partnership, and any successor tenant under this Lease.

“Company Documents” means those of the Bond Documents to which the Company is to be a party signatory.

“Corporate Successor” and “corporate successor” mean any corporation or limited liability company into which the Company may merge, any corporation or limited liability company resulting from a consolidation to which the Company is a party or any corporation or limited liability company to which the Company transfers its interest under this Lease, and also includes any Corporate Successor (as above defined, but substituting “corporate successor” for “Company”) of a Corporate Successor.

“Costs of the Project” means those aggregate costs and expenses paid or incurred in connection with the acquisition, construction, equipping and installation of the Project and permitted by the Act and Section 4.3 hereof to be paid or reimbursed from proceeds of the Bond.

“County” means Putnam County, Georgia.

“Custodian” means the Company, or any other Person that is serving from time to time as Custodian of the Funds.

“Debt Service” and “debt service” mean, as to the Bond, the principal of, interest on and redemption amount, if any, payable on the Bond.

“Debt Service Payment Date” means, as to the Bond, any Principal Payment Date or Interest Payment Date and any date on which the Bond is to be redeemed, in whole or in part, and includes any special Debt Service Payment Date established as provided in the Bond Resolution.

“Default Interest Rate” means, as to the Bond, as to delinquent payments of Basic Rent under this Lease and the Debt Service on the Bond, the Stated Interest Rate, and as to delinquent payments of Additional Rent under this Lease, means the lesser of the Prime Rate plus 300 basis points or the maximum rate allowed by law.

“Document Date” means the date of this Lease.

“Economic Development Agreement” means the Economic Development Agreement, dated as of the Document Date, between the Issuer and the Company, and acknowledged by the County, the City, the Board of Tax Assessors of Putnam County and the Tax Commissioner of Putnam County, in substantially the form attached to the Bond Resolution as Exhibit F.

“Environmental Laws” means all federal, state, and local laws, rules, regulations, ordinances, programs, permits, guidance, orders, and consent decrees relating to health, safety, and environmental matters, including, but not limited to, all current Environmental Laws as of the date hereof, or as those Environmental Laws may be amended, revised or superseded, of any governmental authority having jurisdiction over the Project addressing pollution or the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar laws (including implementing regulations) of any governmental authority having jurisdiction over the Project, regardless of whether or not any such liability or violation relates to any period prior to the acquisition of the Project by the Issuer or its acquisition theretofore by the Company.

“Event of Default” means, when used with respect to this Lease, the events specified in Section 10.1 of this Lease, and when used with reference to any other instrument any “Event of Default,” “event of default,” “Default,” or “default” (as such term is defined in such other instrument).

“Governing Body” means, as to the Issuer, the members of the Issuer acting as its board of directors.

“Government Obligations” means any direct and general obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) or obligations the payment of the principal of and interest on which when due are fully and unconditionally guaranteed by the United States of America.

“Holder” and “Bondholder” mean the Person in whose name the Bond is registered on the registration books of the Issuer and, as stated in Section 4.2 of this Lease, initially means the Purchaser.

“Interest Payment Date” means the first December 1 following the issue date of the Bond and on each December 1 thereafter, with the final interest payment being due on the Maturity Date, unless the Bond is earlier retired in full by redemption.

“Issuer Documents” means those of the Bond Documents to which the Issuer is to be a party signatory.

“Leased Equipment” means any building fixtures, building equipment and other personal property that the Company elects to include in the Project.

“Leased Improvements” means all of the buildings and related improvements located and to be located on the Leased Land and all Additions or Alterations, replacements and substitutions for any portion thereof.

“Leased Land” means the land described in Exhibit A attached hereto.

“Leasehold Mortgage” means any leasehold mortgage or leasehold deed to secure debt pursuant to which the Company pledges its interest in this Lease to a Lender.

“Leasehold Mortgagee” means a holder of a Leasehold Mortgage.

“Lease Term” means the term of this Lease as specified in Section 5.1 hereof.

“Lender” means any financial institution which has advanced credit to the Company with respect to the Project.

“Loan Documents” means the loan documents with respect to the Company’s Leasehold Mortgage or a Superior Security Document.

“Net Proceeds” means, when used with respect to any proceeds of casualty insurance received with respect to any damage or destruction of the Project, proceeds of sale or any eminent domain award (or proceeds of sale in lieu of a taking by eminent domain) or with respect to any other recovery on a contractual claim or claim for damage to or for taking of the Project, or any part thereof, the gross proceeds from such insurance, eminent domain award, sale or recovery with respect to which that term is used remaining after payment of all costs and expenses (including attorneys’ fees and reimbursable expenses) incurred in the collection of such gross proceeds.

“Non-Renewal Notice” means a written notice given by the Company to the Issuer and the Holder that the Company elects not to exercise an option granted in Section 5.1 hereof to renew this Lease for the next consecutive renewal term, which notice shall constitute an irrevocable agreement on the part of the Company either: (a) to cause the Bond to be redeemed at the end of the then-current term of this Lease and to make a Termination Payment in the amount needed for such purpose; or (b) if the Company owns the Bond, to surrender the Bond for cancellation at the end of the then-current term of this Lease.

“Option Agreement” means the Option Agreement, dated as of the Document Date, from the Issuer to the Company, in substantially the form attached as Exhibit E to the Bond Resolution, as it may hereafter be amended in accordance with the Bond Resolution.

“Permitted Encumbrances” means, as of any particular time, (i) liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 hereof, (ii) this Lease, (iii) any future sublease between the Company and a sublessee with respect to the Project, (iv) the Security Document, (v) utility, access or other easements and rights of way, restrictions, reservations, reversions and exceptions in the nature of easements that the Company certifies will not materially interfere with or impair the operations being conducted at the Project leased hereunder, (vi) unfiled and inchoate mechanics’ and materialmen’s liens for construction work in progress, (vii) architects’, contractors’, subcontractors’, mechanics’, materialmen’s, suppliers’, laborers’ and vendors’ liens or other similar liens not then payable or permitted to exist hereunder, (viii) such minor defects, irregularities, encumbrances, easements, rights-of-way, and clouds on title as the Company, by an Authorized Company Representative, certifies do not, in the aggregate, materially impair the portions of the Project affected thereby for the purpose for which it was acquired or is held by the Issuer, (ix) existing encumbrances of record, (x) exceptions described in any policy of title insurance that may be procured by the Company for itself or for a Lender, (xi) any Leasehold Mortgage and (xii) any Superior Encumbrances.

“Person” means a natural person, business organization, public body, or other legal entity.

“Project” means the Leased Land, the Leased Improvements and the Leased Equipment, as the same shall exist from time to time.

“Security Document” means the instrument entitled “Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement,” dated as of the Document Date, between the Issuer and the Purchaser, its successors and assigns, in substantially the form attached as Exhibit D to the Bond Resolution, securing the Bond.

“State” means the State of Georgia.

“Superior Encumbrances” means all encumbrances and title exceptions on the Project in existence at the time of the recording (or the delivery if such document is not recorded) of the Security Document relating to the Project and any encumbrances created by any Superior Security Document.

“Superior Security Document” means any deed to secure debt or similar instrument or instruments in which the Company or the Issuer (at the request of the Company), or both, pledges the Project or its interest in this Lease to a Lender; the Issuer may be a grantor or debtor thereunder, but the Issuer’s obligations thereunder shall be non-recourse, except that recourse may be had against the Issuer’s interest in the collateral pledged under such instrument.

“Termination Payment” means a payment equal to the then-Principal Balance of the Bond plus accrued interest on the Bond, which is to be made by the Company to the Holder of the Bond to redeem the Bond at the end of the then-current Initial Term or Renewal Term, as applicable, of this Lease, if the Company has given a Non-Renewal Notice to the Issuer and the Holder as provided in Section 5.1 hereof.

“Unassigned Rights” means all of the rights of the Issuer (i) to receive reimbursements and payments pursuant to Sections 5.3(b)(i) and 10.4 hereof, (ii) to receive notices under or pursuant to any provision of this Lease or the Bond Resolution, (iii) certain consensual and enforcement rights pursuant to Sections 5.6, 6.3, 6.4, 8.2, 8.6 and 10.2 hereof and (iv) to be indemnified as provided in Sections 6.6 and 8.4 of this Lease.

Section 1.2.               Construction of Certain Terms. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction shall apply:

(1)                                 the use of the masculine, feminine, or neuter gender is for convenience only and shall be deemed and construed to include correlative words of the masculine, feminine, or neuter gender, as appropriate;

(2)                                 “this Lease” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more leases supplemental to this Lease and entered into pursuant to the applicable provisions hereof;

(3)                                 all references in this instrument to designated “Articles,” “Sections,” and other subdivisions are to the designated articles, sections, and other subdivisions of this instrument;

(4)                                 the words “herein, “hereof,” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular article, section, or other subdivision;

(5)                                 the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular; and

(6)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, on and as of the date of this Lease.

Section 1.3.               Table of Contents; Titles and Headings. The table of contents, the titles of the articles, and the headings of the sections of this Lease are solely for convenience of reference, are not a part of this Lease, and shall not be deemed to affect the meaning, construction, or effect of any of its provisions.

Section 1.4.               Contents of Certificates or Opinions. Every certificate or written opinion delivered by any director or official of the Issuer or the Company with respect to the compliance by the Issuer or the Company with any condition or covenant provided for in this Lease shall be delivered only after the person or persons signing the same has made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with. Any such certificate or opinion made or given by any director or official of the Issuer or the Company, insofar as it relates to legal or accounting matters, may be made or given in reliance upon an opinion of counsel or a letter of such accountant. Any such opinion of counsel or accountant’s letter may be based (insofar as it relates to factual matters with respect to information which is in the possession of a director or an official of the Issuer, the Company or any third party) upon the certificate or opinion of, or representations by, such director or official of the Issuer, the Company or such third party on whom such counsel or accountant may reasonably rely, unless such counsel or such accountant knows that the certificate or opinion or representations with respect to the matters upon which his legal opinion or accountant’s letter may be based, as aforesaid, is erroneous or in the exercise of reasonable care should have known that the same was erroneous. The same director or official of the Issuer, the Company or third party, or the same counsel or accountant, as the case may be, need not certify or opine to all of the matters required to be certified or opined under any provision of this Lease, but different directors, officials, counsel, or accountants may certify or opine to different matters, respectively.

ARTICLE II

REPRESENTATIONS AND UNDERTAKINGS

Section 2.1.               Representations by the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a)                                 Creation and Authority. The Issuer is a public body corporate and politic duly created and validly existing under the laws of the State. The Issuer has all requisite power and authority under the Act and the laws of the State (i) to issue the Bond, (ii) to acquire, construct, and equip the Project and to lease the same to the Company, and (iii) to enter into, perform its obligations under, and exercise its rights under the Issuer Documents. The Issuer has found that the Project will promote and expand for the public good and welfare industry, trade and commerce within the County, and has found that the Project is for the lawful and valid public purposes set forth in the Act.

(b)                                 Pending Litigation. There are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Issuer, after making due inquiry with respect thereto, threatened against or affecting the Issuer in any court or by or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by the Issuer Documents or which, in any way, would adversely affect the validity or enforceability of the Bond, the Bond Resolution, this Lease, or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Issuer aware of any facts or circumstances presently existing which would form the basis for any such actions, suits, proceedings, inquiries, or investigations.

(c)                                  Issue, Sale, and Other Transactions Are Legal and Authorized. The issue and sale of the Bond, the execution and delivery by the Issuer of the Issuer Documents, and the adoption by the Issuer of the Bond Resolution and the compliance by the Issuer with all of the provisions of each thereof (i) are within the purposes, powers, and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act and have been approved by the Governing

Body of the Issuer, and (iii) the Bond and the Issuer Documents have been duly authorized by all necessary action on the part of the Issuer, have been duly executed, are legal and valid and do not conflict with or constitute on the part of the Issuer a violation of or a breach of or a default under, or result in the creation or imposition of any lien, charge, restriction, or encumbrance upon any property of the Issuer under the provisions of, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, pledge, note, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Issuer is a party or by which the Issuer or its properties are otherwise subject or bound, or any license, judgment, decree, law, statute, order, writ, injunction, demand, rule, or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

(d)                                 Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale, or delivery of the Bond is such as to require the consent, approval, permission, order, license, or authorization of, or the filing, registration, or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery, and performance of the Issuer Documents, the adoption of the Bond Resolution, the consummation of any transaction therein contemplated, or the offer, issue, sale, or delivery of the Bond, except as shall have been obtained or made and as are in full force and effect.

(e)                                  No Defaults. To the knowledge of the Issuer, after making due inquiry with respect thereto, no event has occurred and no condition exists which would constitute an Event of Default (as such term is used in the various Issuer Documents) or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under any of the Issuer Documents. To the knowledge of the Issuer, after making due inquiry with respect thereto, the Issuer is not in default or violation in any material respect under the Act or under any charter instrument, bylaw, or other agreement or instrument to which it is a party or by which it may be bound.

(f)                                   No Prior Pledge. Neither the Project, this Lease, nor any of the payments or amounts to be received by the Issuer hereunder have been or will be mortgaged, pledged, or hypothecated by the Issuer in any manner or for any purpose or have been or will be the subject of a grant of a security interest by the Issuer other than (i) as security for the payment of the Bond, as provided in the Bond Resolution and the Security Document, or (ii) with the consent of the Company and the Holder, as may be provided in a Superior Security Document.

(g)                                  Disclosure. The representations of the Issuer contained in the Issuer Documents and any certificate, document, written statement or other instrument furnished to the Company by or on behalf of the Issuer in connection with the transactions contemplated thereby do not contain any untrue statement of a material fact relating to the Issuer and do not omit to state a material fact relating to the Issuer necessary in order to make the statements contained herein and therein relating to the Issuer not misleading. Nothing has come to the attention of the Issuer which would materially and adversely affect or in the future may (so far as the Issuer can now reasonably foresee) materially and adversely affect the acquisition and installation of the Project by the Issuer (and by the Company, as agent of the Issuer) or any other transactions contemplated by the Issuer Documents and the Bond Resolution which has not been set forth in writing to the Company and the Purchaser or in the certificates, documents, and instruments furnished to the Company and the Purchaser by or on behalf of the Issuer prior to the date of execution of this Lease in connection with the transactions contemplated hereby.

(h)                                 Compliance with Conditions Precedent to the Issuance of the Bond. All acts, conditions, and things required to exist, happen, and be performed precedent to and in the execution and delivery by the Issuer of the Bond do exist, have happened, and have been performed in due time, form, and manner as required by law; the issuance of the Bond, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

Section 2.2.               Representations by the Company. The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a)                                 Organization and Power. The Company is a limited partnership duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Texas, with authority to transact business in the State of Georgia as Legacy Housing, LP, and it has all requisite power and authority to lease the Project from the Issuer and to enter into, and perform its obligations and exercise its rights under, the Company Documents.

(b)                                 Agreements Are Legal and Authorized. The Company Documents, the consummation of the transactions therein contemplated, and the fulfillment of or the compliance with all of the provisions thereof (i) are within the power, legal right, and authority of the Company, (ii) have been duly authorized by all necessary and appropriate action on the part of the members of the Company, (iii) have been duly executed and delivered on the part of the Company, (iv) are legal, valid and binding as to the Company, subject to bankruptcy, moratorium and other equitable principles and (v) will not conflict with or constitute on the part of the Company a violation of, or a breach of or a default under, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, pledge, note, lease, loan, installment sale agreement, contract, or other agreement or instrument to which the Company is a party or by which the Company or its properties are otherwise subject or bound which would have a material adverse impact on the Company’s ability to perform its obligations hereunder, or any judgment, order, writ, injunction, decree, or demand of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.

(c)                                  No Defaults. No event has occurred and no condition exists that would constitute an Event of Default by the Company or which, with the lapse of time or with the giving of notice or both, would become an Event of Default by the Company hereunder.

(d)                                 Disclosure. The representations of the Company contained in the Company Documents and any certificate, document, written statement, or other instrument furnished by or on behalf of the Company to the Issuer or Purchaser in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the actual knowledge of the signatory hereto, there is no fact that the Company has not disclosed to the Issuer and to the Purchaser in writing that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the acquisition of the Project or the ability of the Company to perform its obligations under the Company Documents or any of the documents or transactions contemplated thereby which has not been set forth in writing to the Issuer and to the Purchaser or in the certificates, documents, and instruments furnished to the Issuer and to the Purchaser by or on behalf of the Company prior to the date of execution of this Lease in connection with the transactions contemplated hereby.

(e)                                  Inducement. The issuance of the Bond by the Issuer for the benefit of the Company has induced the Company to lease the Project from the Issuer, and thereby to promote and expand for the public good and welfare industry and trade within the County and to reduce unemployment.

ARTICLE III

LEASING CLAUSE; SECURITY; TITLE

Section 3.1.               Lease of the Project. The Issuer, as landlord, hereby rents the Project to the Company, as tenant, and the Company hereby rents the Project from the Issuer at the rental set forth in Section 5.3 hereof and for the Lease Term, in accordance with the provisions of this Lease. This Lease shall be effective on its delivery. It is the intention of the parties that the interest of the Company hereunder shall be a usufruct under O.C.G.A. § 44-7-1(a) as to real property of the Project, and as a bailment for hire under O.C.G.A. § 44-6-101, as to the personal property of the Project, and not an estate for years. The parties hereto further agree such usufruct and bailment status is evidenced by the fact that various provisions of this Lease restrict and limit the tenant’s rights in the Project to such an extent that the Company does not have the right to use the Project in as absolute a manner as it would have if it were the owner of the Project or a lessee with an estate for years (subject only to rules prohibiting waste), to-wit:

(i)                                     Limitation on Nature of Company’s Use. This Lease provides that the Project may be used only for the limited purposes permitted by the Act and imposes other restrictions on the Company’s use of the Project; thus, the Company does not have the right to use the Project in as absolute a manner as it would have if it were the owner of an estate for years.

(ii)                                  Interest Not Freely Assignable. This Lease contains certain limited restrictions on the right of the Company to assign its rights hereunder.

(iii)                               Issuer’s Right to Enforce Compliance With Applicable Laws. In order that the Issuer, as landlord, may control the use of the Project in order to assure that such use is at all times lawful, the parties have provided in this Lease that the Company’s use and occupancy of the Project and its activities thereat shall be conducted at all times in accordance with all applicable laws, ordinances, rules and regulations and that the Issuer, as landlord, has the right to enforce such covenants. Notwithstanding anything contained herein to the contrary, the Company shall be entitled, at its sole cost and expense and with prior notice to the Issuer, to contest the application or validity of any such laws, ordinances, rules or regulations.

(iv)                              Landlord’s Rights of Inspection. In order that the Issuer may monitor compliance by the Company, as tenant, with the restrictions and covenants contained in this Lease, this Lease provides that the Issuer shall be entitled to inspect the Project, subject to the conditions provided herein.

(v)                                 Repair and Maintenance Covenants. Under current law, if this Lease were to create an “estate for years,” the Company, as tenant, would have, under law, the duty to maintain the Project, normal wear and tear excepted, and it would not be necessary to so provide in this Lease; in this Lease, the parties hereto, by operation of express covenant and not by operation of law, have provided for the Company, as tenant, to repair and maintain the Project.

(vi)                              Insurance Covenants. Under current law, the granting of a usufruct and bailment for hire does not impose upon the tenant any obligation to insure the property that is the subject of such grant; however, in this Lease, the parties, by operation of express covenant and not by operation of law, have provided that the tenant shall be responsible for insuring the Project.

(vii)                           Taxes and Governmental Charges. Under current law, the granting of a usufruct or a bailment for hire does not impose upon the tenant any obligation to pay taxes, or other governmental charges against the Project that is the subject of such lease; however, in this Lease, the parties, by operation of express covenant and not by operation of law, have provided that the tenant shall be responsible for any actual ad valorem taxes and any governmental charges lawfully levied on the Project and payments in lieu of taxes in accordance with the Economic Development Agreement.

(viii)                        No Purchase Option in this Lease. This Lease does not grant to the Company an option to purchase the Project.

Section 3.2.               Security for Payments Under the Bond. As security for the payment of the Bond, the Issuer has adopted the Bond Resolution, under the terms of which the Issuer shall execute and deliver to the Purchaser the Security Document, in which the Issuer shall grant unto the Purchaser, its successors and assigns, security title to the Project and shall assign unto the Purchaser, its successors and assigns, all of the right, title, interest, and remedies of the Issuer in, to, and under this Lease (except the Unassigned Rights), together with all rents, revenues, and amounts to be received by the Issuer hereunder (except for amounts the Issuer shall be entitled to receive and retain on account of being included in such Unassigned Rights), as security for, among other things, the payment of the Bond. Subject to Section 5.4 hereof and applicable provisions of the Bond Resolution and the Bond Documents, the Company hereby agrees that its obligations to pay Basic Rent under this Lease shall be absolute and shall not be subject to any defense, except payment, or to any right of set off, counterclaim, or recoupment arising out of any breach by the Issuer of any obligation to the Company, whether hereunder or otherwise, or arising out of any indebtedness or liability at any time owing to the Company by the Issuer; provided, however, the Company shall not be obligated to pay Basic Rent if for any reason the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder. Notwithstanding anything to the contrary herein, the Issuer and the Company agree that all payments of Basic Rent required to be made by the Company under this

Lease shall be paid directly or credited against the Debt Service due to the Holder as provided in the Bond Resolution and the applicable Bond Documents. The Holder shall have all rights and remedies herein accorded to the Issuer (except for Unassigned Rights), and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Purchaser or if the Bond shall have been transferred to a successor Holder, shall be deemed to include such successor Holder and the Purchaser or successor Holder shall be deemed to be and is a third party beneficiary of the representations, covenants, and agreements of the Company in favor of the Issuer herein contained (except for covenants and agreements pertaining to the Unassigned Rights).

Section 3.3.               Warranties and Covenants of Issuer as to Title. The Issuer hereby accepts ownership of and title to the Project. The Issuer disclaims any interest in any items of equipment and related personal property that are neither acquired with proceeds of the Bond nor Additions or Alterations, replacements or substitutions therefor. The Issuer warrants and covenants that, except for this Lease and the Security Document, the Issuer shall not otherwise encumber the Project or any part thereof without the prior written consent of the Company, the Holder and any Lender (if any is known to the Issuer). The Issuer covenants to take all acts necessary to defend its title to the Project and will do no act (except as permitted by Section 9.2 hereof) to impair such title, provided that the cost of such action is paid for in advance by the Company, or the Issuer is indemnified for such costs by the Company to the Issuer’s satisfaction. The Issuer makes no warranty as to the design, suitability, condition or fitness for purpose of the Project.

Section 3.4.               Warranties and Covenants of Company as to Title. The Company shall take such actions as are necessary to cause title to the Project to vest in the Issuer subject to this Lease and the Permitted Encumbrances. The Company further covenants to pay all costs and expenses which are necessary to defend the title of the Issuer to the Project, and will do no act that will impair such title.

Section 3.5.               Acknowledgement of Subordination. Notwithstanding anything contained herein, this Lease is subject and subordinate in all respects to any Superior Security Document, to all other liens granted by the Company to the holder of such Superior Security Document with respect to or in connection with the indebtedness secured by such Superior Security Document, and to all modifications, extensions, refinancings (where such liens continue), or renewals of such lien.

ARTICLE IV

ACQUISITION AND INSTALLATION OF THE PROJECT;

ISSUANCE OF THE BOND; FUNDS

Section 4.1.               Agreement to Acquire and Install the Project. Simultaneously with the issuance and sale of the Bond, the Issuer will acquire title to the Project as it exists on such date of issuance. The Company will thereafter complete the acquisition, construction and equipping of the Project. Items of used equipment, as well as new equipment, may be included in the Project. The Company may, using its own funds, pay any of the Costs of the Project, and acquire any property which is to be a part of the Project in its own name, for the purpose of the later transfer of such property by the Company to the Issuer pursuant hereto. The Company is not authorized to and will not obligate the Issuer for any of the Costs of the Project. The Company may make changes in the Project, so long as such changes do not cause the Project to be unsuitable for its intended purpose or to fail to constitute a “project” under the Act or to violate any applicable provisions of law. Any contracts for the construction of any improvements that are a part of the Project shall be let by the Company as a principal, and not as agent of the Issuer.

Section 4.2.               Agreement to Issue the Bond. In order to provide funds for payment of the Costs of the Project, the Issuer, contemporaneously with the delivery of this Lease, is issuing the Bond to the Purchaser.

Section 4.3.               Application of Proceeds. Any cash proceeds of the Bond shall be used to pay or reimburse costs of acquisition of the Project and issuance costs of the Bond.

Section 4.4.               Draws under Bond Purchase Loan Agreement. In Section 4.9 below, the Issuer has authorized the Company to act as its agent for the purpose of requesting advances under the Bond Purchase Loan Agreement to pay or reimburse the Costs of the Project in one or more disbursements, upon the submission by the Company to the Purchaser of a disbursement request in the form attached to the Bond Purchase Loan Agreement. Such disbursement requests must be signed by an Authorized Company Representative. It is agreed that advances under the Bond Purchase Loan Agreement may be made by the Purchaser transferring to the Issuer, at the Purchaser’s cost, items of property that are to be a part of the Project, and in such case the same shall be treated as a receipt by the Project Fund of an amount equal to such Costs of the Project and a disbursement of such amount to the Purchaser in payment of the purchase price of such property.

The Bond may be issued in exchange for the Project as it then exists. An amount equal to the Costs of the Project theretofore incurred and any issuance costs of the Bond that the Company elects to include in the initial request for advance under the Bond Purchase Loan Agreement shall be submitted to the Purchaser and the amount thereof shall be the initial Principal Balance of the Bond. Thereafter, the Company, as agent for the Issuer, may request additional advances under the Bond Purchase Loan Agreement, if any are needed, to evidence additional amounts expended by the Company for Costs of the Project, provided that the aggregate amounts drawn down from time to time shall not exceed the Maximum Principal Amount of the Bond, and no draws shall be made after the “Expiration Date” provided for in the Bond Purchase Loan Agreement. In the case of advances for equipment or other personal property, a bill of sale transferring such equipment or personal property shall be attached to the request for advance. Amounts so drawn down shall be deemed disbursed at the direction of the Company, as agent of the Issuer, to pay or to reimburse the Company for Costs of the Project described in this Section and Section 5.3 of the Bond Resolution. Draw requests shall comply with the requirements of the Bond Purchase Loan Agreement and any other agreements between the Company and the Issuer. The amounts drawn down are to be noted by the Holder on the Schedule of Advances and Payments attached to the Bond.

Notwithstanding the foregoing, the Company, when requesting draws under the Bond Purchase Loan Agreement on behalf of the Issuer, may request the Purchaser, or any successor Holder that has assumed the Purchaser’s obligations, to advance cash under the Bond Purchase

Loan Agreement, to make payments for Costs of the Project and payments in reimbursement for Costs of the Project directly to (i) contractors, materialmen, vendors and Persons providing services in connection with the Project and the Bond, (ii) the Company or any Affiliate of the Company to reimburse Costs of the Project, or (iii) any combination of the foregoing, in which case the Company shall reflect such draws and payments on its books relating to the Project.

If any grant money is received which is used to finance improvements and/or equipment to be owned by the Issuer and leased hereunder, said improvements and/or equipment shall be included as a part of the Project that is subject to this Lease.

Section 4.5.               Obligation of the Parties to Cooperate in Furnishing Documents; Reliance of the Custodian. Upon payment of any expenses of the Issuer incurred pursuant to Section 5.3(b)(i) hereof, the Issuer agrees to cooperate with the Company in furnishing to the Purchaser the documents referred to in Section 4.4 hereof that are required to effect disbursements of Bond Proceeds in accordance with Section 4.4 hereof. In making any such disbursements, the Purchaser may rely on any such orders and certifications delivered to it pursuant to Section 4.4 hereof.

Section 4.6.               Excess Costs. The Issuer does not make any warranty, either express or implied, that the amounts which may be drawn down under the Bond Purchase Loan Agreement will be sufficient for the payment of all of the Costs of the Project. The Company agrees that it shall not be entitled to any reimbursement for any excess costs from the Issuer or from the Holder, nor shall it be entitled to any diminution of the amounts payable under Section 5.3(a) hereof.

Section 4.7.               Authorized Company and Issuer Representatives and Successors. See the definitions in Section 1.1 hereof, of the terms “Authorized Company Representative” and “Authorized Issuer Representative” relating to the designation thereof. In the event that any person so designated should become unavailable or unable to take any action or make any certificate provided for or required in this Lease, a successor or additional Authorized Company Representative or Authorized Issuer Representative shall be appointed.

Section 4.8.               Enforcement of Remedies Against Contractors and Subcontractors and Their Sureties and Against Manufacturers and Vendors.

(a)                                 The Issuer hereby authorizes the Company, as agent of the Issuer or in its own behalf, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require all manufacturers, fabricators, vendors, contractors and subcontractors and suppliers to complete their contracts relating to the Project diligently in accordance with the terms of such contracts, including, without limitation, the correction of any defects. The Issuer agrees that the Company may, from time to time, in its own name, or in the name of the Issuer, take such action as the Company may elect in its sole discretion against such manufacturers, fabricators, vendors, contractors and subcontractors and suppliers, and their sureties, to insure the proper acquisition, construction and equipping of the Project.

(b)                                 To the extent that the Project is not complete, or is under construction as of the effective date of this Lease, all plans, specifications, drawings and similar documentation governing the planning, development and construction of the Project shall be prepared and may be amended, supplemented or replaced, as the case may be, at the sole discretion of the Company so long as the elements of the Project covered thereunder are consistent with the objectives and requirements of the Act and the general description of the Project in this Lease. The Company may engage or disengage architects, engineers and other professionals in the preparation of all such work product.

(c)                                  All warranties, bonds, letters of credit or other security or other undertakings furnished by or on behalf of any contractors, subcontractors, fabricators, vendors, manufacturers or suppliers which provide labor or materials (including building fixtures) for the Project shall be in the name of the Company for the benefit of the Issuer, the Holder, and the Company and may be enforced by the Company, at its own risk and expense, without consultation with or direction by either the Issuer or the Holder.

(d)                                 The Issuer hereby authorizes the Company, as agent of the Issuer or on its own behalf, and at the sole expense of the Company, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require any contractors, subcontractors, fabricators, vendors, manufacturers and suppliers that have provided labor or materials (including building fixtures) for the Project to fulfill their warranties and contractual responsibilities diligently in accordance with the terms of any purchase or installation contracts, including, without limitation, the correction of any defective parts or workmanship. The Issuer agrees that the Company may, from time to time, take such action as the Company may elect, in its sole discretion, to insure the conformity of the Project to the specifications therefor.

Section 4.9.               Appointment of Agent. The Issuer hereby appoints the Company as its agent and authorizes the Company to act as its agent of and attorney-in-fact for the Issuer for purposes of:

(a)                                 requesting advances to pay Costs of the Project pursuant to the Bond Purchase Loan Agreement;

(b)                                 serving as, or appointing a, Registrar, Custodian and Paying Agent for the Bond;

(c)                                  requesting funds from the Custodian of the Project Fund for the Project to pay the costs thereof, as provided in this Lease, provided that any contracts in connection therewith shall be by the Company as a principal and not as agent of the Issuer.

The Company hereby accepts the appointment described above and agrees to perform the duties contemplated thereby in accordance with general agency principles and the terms of the Bond Resolution, this Lease and the Bond Purchase Loan Agreement. The Company agrees to perform such services, without charge, in consideration of the Issuer’s issuance of the Bond and the leasing of the Project to the Company. The Company shall be entitled to reimbursement for expenditures that constitute Costs of the Project, but only to the extent that proceeds of the Bond are available for such purpose, and shall be entitled to reimbursement for expenditures relating to the restoration or replacement of the Project, or portions thereof, which are damaged or destroyed by casualty or taken by eminent domain, but only to the extent that the amounts in the Project Fund for the Project (including proceeds of casualty insurance or any eminent domain award, any funds deposited therein by the Company, and any investment income thereon) are available therefor under the terms of this Lease. This agency appointment shall terminate upon the retirement of the Bond. Such termination shall not affect any right the Company has to reimbursement that accrued prior to the effective date of the termination and shall not affect the Company’s indemnification obligations herein.

ARTICLE V

EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM;

RENTAL PROVISIONS; NATURE OF OBLIGATIONS OF COMPANY

Section 5.1.               Effective Date of this Lease; Duration of Lease Term.

(a)                                 This Lease shall be effective when delivered on the date of issuance of the Bond. The initial term hereof (the “Initial Term”), shall expire at 11:59 p.m., Putnam County, Georgia time, on September 1, 2017.

(b)                                 Provided that this Lease is in full force and effect and the Company is not in default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on June 1, 2018 (the “First Renewal Term”).

(c)                                  Provided that this Lease is in full force and effect and the Company is not in material default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to further to extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a second renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on March 1, 2019 (the “Second Renewal Term”).

(d)                                 Provided that this Lease is in full force and effect and the Company is not in default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to further extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a third renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on December 1, 2019 (the “Third Renewal Term”).

(e)                                  Provided that this Lease is in full force and effect and the Company is not in material default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to further to extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a fourth renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on September 1, 2020 (the “Fourth Renewal Term”).

(f)                                   Provided that this Lease is in full force and effect and the Company is not in default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to further extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a fifth renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on June 1, 2021 (the “Fifth Renewal Term”).

(g)                                  Provided that this Lease is in full force and effect and the Company is not in material default under the terms hereof beyond any applicable notice and cure period provided for herein, the Issuer hereby grants to the Company the option to further to extend the Term of this Lease on the terms stated herein, except as otherwise provided herein, for a sixth renewal period expiring at 11:59 p.m., Putnam County, Georgia time, on December 1, 2021 (the “Sixth Renewal Term”).

(h)                                 Each extension option shall be deemed to be exercised automatically unless the Company, at least one hundred eighty (180) days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable, delivers a Non-Renewal Notice to the Issuer and the Holder of the Bond.

(i)                                     Notwithstanding any expiration or termination of this Lease, those covenants and obligations that by the provisions hereof are stated to survive the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease.

(j)                                    The “Term” of this Lease shall be the Initial Term; if extended for a Renewal Term, the “Lease Term” shall then be the Initial Term and each Renewal Term for which this Lease is, in fact, extended.

Section 5.2.               Delivery and Acceptance of Possession. The Company shall, commencing with the date of delivery of this Lease (or such later date as is provided for in Section 3.1 hereof), have possession, custody and control of the Project as it exists on such date, and the Company hereby accepts such possession, custody and control, subject to the Permitted Encumbrances. The Issuer covenants and agrees that it shall not take any action, other than pursuant to Article X of this Lease, to prevent the Company from having possession and enjoyment of the Project during the Lease Term and shall, at the request of the Company, if indemnified by the Company, cooperate with the Company in order that the Company may have peaceful possession and enjoyment of the Project.

Section 5.3.               Rents and Other Amounts Payable.

(a)                                 Basic Rent: Until the Principal Balance of, redemption premium, if any, and interest on the Bond shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Bond Resolution, the Company shall pay to the Holder, for the account of the Issuer, as Basic Rent for the Project on or before 11:00 a.m., Putnam County, Georgia time, on each date on which Debt Service on the Bond is due, a sum equal to the amount payable on that date as Debt Service on the Bond, as provided in the Bond and in the Bond Resolution. Such Basic Rent payments shall be applied to and credited as Debt Service payments on the Bond.

(b)                                 Additional Rent:

(i)                                     The Company agrees that, during the Lease Term, it shall pay directly to the Issuer, as Additional Rent, an amount sufficient to reimburse the Issuer for all reasonable expenses and advances incurred by the Issuer in connection with the Project subsequent to the execution of this Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Issuer, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this Lease or are subject to payment or indemnification by the Company under this Section 5.3(b)(i) or Sections 6.6, 8.4 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Issuer from time to time, together with a statement certifying that the amount for which reimbursement is sought for one or more of the above-described expenditures has been incurred or paid by the Issuer. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill, which shall contain reasonable detail, by the Company; the right of the Issuer to payments under this paragraph is one of the Unassigned Rights. In the event the Company shall fail to make any of the payments required in this Section 5.3(b)(i), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth day at the Default Interest Rate.

(ii)                                  The Company agrees that, during the Lease Term, it shall pay directly to the Holder, as Additional Rent, an amount sufficient to reimburse the Holder for all expenses and advances reasonably incurred by the Holder hereunder in connection with the Project subsequent to the execution of this Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Holder, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this Lease or are subject to indemnification by the Company under this Section 5.3(b)(ii) or Sections 6.6, 8.4 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Holder from time to time, together with a statement, if the bill relates to a reimbursement, certifying that the amount for which reimbursement is sought for one or more of the above-described expenditures has been incurred or paid by the Holder. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill by the Company. In the event the Company shall fail to make any of the payments required by this Section 5.3(b)(ii), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth day at the Default Interest Rate. The Holder shall be a third-party beneficiary of this Section 5.3(b)(ii) and shall be entitled to enforce the same against the Company, subject to the provisions of this Lease.

Section 5.4.               Place of Rental Payments. The Basic Rent provided for in Section 5.3(a) hereof, shall be paid directly to the Holder for the account of the Issuer in the manner provided in the Bond or in the Bond Resolution for the payment of Debt Service on the Bond. Such payments shall be made in lawful money of the United States of America; provided, however, that so long as the Company is both the tenant of the Project and the Holder of the Bond, such payments shall be deemed to have been made, without the necessity of any funds being transmitted or any records being maintained with respect to the Sinking Fund.

The Additional Rent provided for in Section 5.3(b)(i) hereof and any interest on late payments thereof shall be payable directly to the Issuer. The Additional Rent provided for in Section 5.3(b)(ii) hereof and any interest on late payments thereof shall be payable directly to the Holder.

Section 5.5.               Nature of Obligations of Company Hereunder.

(a)                                 The obligations of the Company to make the payments required in Section 5.3 hereof shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment, or counterclaim, except payment, it may otherwise have against the Issuer or the Holder; provided, however, the Company shall not be obligated to pay Basic Rent if, for any reason, the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder, irrespective of the reason therefor. The Company agrees that it shall not suspend, abate, reduce, abrogate, diminish, postpone, modify, or discontinue any payments provided for in Section 5.3(a) hereof, or except as provided in Section 11.1 hereof, terminate its obligations under this Lease, for any contingency, act of God, event, or cause whatsoever, including, without limiting the generality of the foregoing, failure of the Company to occupy or to use the Project as contemplated in this Lease or otherwise, any change or delay in the time of availability of the Project, any acts or circumstances which may impair or preclude the use or possession of the Project, any defect in the title, design, operation, merchantability, fitness, or condition of the Project or in the suitability of the Project for the Company’s purposes or needs, failure of consideration, any declaration or finding that the Bond is unenforceable or invalid, the invalidity of any provision of this Lease, any acts or circumstances that may constitute an eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or the use of all or any part of the Project, failure of the Issuer’s title to the Project or any part thereof, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or in the rules or regulations of any governmental authority, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Lease.

(b)                                 Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained. In the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action does not abrogate the Company’s obligations hereunder. The Issuer hereby agrees, to the extent legally permissible, that it shall not take or omit to take any action that would cause this Lease to be terminated without the prior written consent of the Holder of the Bond.

(c)                                  The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy, and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request, including without limitation, to join in any legal or administrative proceeding, at the request of the Company, so long as the Company reimburses the Issuer in accordance with Section 5.3(b) hereof.

Section 5.6.               Restrictions on the Use of Project. The Project may be used only for the limited purposes permitted by the Act. The Company shall not permit the Project, or any part thereof, to be used in any fashion that would violate any law. The Issuer’s right to enforce this covenant shall be among the Unassigned Rights.

ARTICLE VI

MAINTENANCE, TAXES, INSURANCE

AND EMINENT DOMAIN

Section 6.1.               Maintenance of Project. The Issuer shall not be under any obligation to renew, repair, or maintain any portion of the Project or to remove and replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary portion thereof. The Company, shall maintain, or cause to be maintained, the Project at the expense of the Company. Subject to the provisions of Article VII hereof, the Company, at its own expense, may from time to time make any Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project that it may deem desirable for its purposes. Subject to the provisions of Sections 3.3 and 9.7 hereof, such Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project so made shall become a part of the Project. The Company shall not do, or permit any other Person under its control to do, any work in or about the Project or related to any repair, rebuilding, restoration, replacement, alteration of, or addition to the Project, or any part thereof, unless the Company or such other Person shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, governmental regulations, and requirements. Notwithstanding the foregoing, in the event any part of the Project, or any part thereof, is damaged or destroyed by casualty, the Company’s obligations to repair or replace the Project, or such portion thereof so damaged or destroyed, shall be governed exclusively by Article VII hereof.

Section 6.2.               Removal of Fixtures or Leased Equipment. The Company shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary fixtures or items of Leased Equipment that are a part of the Project. If any fixture, item of Leased Equipment or parts thereof have become obsolete or worn out, the Company, in its sole and absolute discretion, at its own expense may remove from the Project such fixtures, item of Leased Equipment or parts thereof and dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer therefor, in which case the removed property shall cease to be a part of the Project. If the Company, in its sole and absolute discretion, determines that any fixtures, item of Leased Equipment or parts thereof should be sold or traded in then the Company may do so provided that it either: (a) replaces such fixture or item of Leased Equipment or parts with other items of property having a value at least equal to the net book value of the property sold or traded in and causes title to such replacement property to be transferred to the Issuer, whereupon the replacement property shall become a part of the Project; or (b) prepays in part the principal of the Bond (or if the Company or an Affiliate of the Company then owns the Bond, the Company causes a credit to be reflected on the Schedule of Payments attached to the Bond as a partial payment of principal) in an amount equal to the net book value of the property sold or traded in. At the written request of the Company, the Issuer shall execute such instruments as shall be required to convey title to any such removed fixture, item of Leased Equipment or parts thereof to the Company, to the purchaser thereof or to the person accepting the same as a trade in and the Bondholder shall release the lien and security interest of the Security Document therein. The removal from the Project of any fixture, item of Leased Equipment or parts thereof pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the rental payments payable under Section 5.3 hereof (except to the extent that a prepayment of principal or a credit in reduction of principal of the Bond may result in a reduction of Debt Service on the Bond and a corresponding reduction in the Basic Rent hereunder).

Section 6.3.               Taxes, Other Governmental Charges, and Utility Charges.

(a)                                 The Company shall, throughout the Lease Term, duly pay and discharge, as the same become due and payable: (i) all taxes, special assessments for benefits and governmental charges of any kind whatsoever that may (on account of a change in law or otherwise) at any time be lawfully assessed or levied against or with respect to the interests of the Issuer, of the Company and of the Holder in the Project, (ii) any taxes levied upon or with respect to the lease revenues and receipts of the Issuer from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts therefrom prior to or on a parity with the charge, pledge, and assignment thereof created and made in the Bond Resolution and in the Security Document, (iii) all utility and other charges incurred in the operation, maintenance, use, occupancy, and upkeep of the Project, and (iv) other levies, permit fees, inspection and license fees and all other charges imposed upon or assessed against the Project or any part thereof or upon the revenues, rents, issues, income and profits of the Project or arising in respect of the occupancy, uses or possession thereof. Both the Issuer and the Holder shall be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce the same is one of the Unassigned Rights. It is the understanding of the parties that, under the Act, the Issuer does not pay property taxes on its interest in the Project. The Company’s interest in the Project is a mere usufruct and bailment for hire (which are not separately taxable estates) and not an estate for years (which would be an estate in which the leasehold interest would be taxable based on the value of the leasehold interest). Thus, while this Lease is in effect, the parties hereto contemplate that the Company shall be liable for no actual taxes on its leasehold or bailment for hire interest in the Project. However, in order to prevent the taxing authorities from being deprived of revenues relating to the Project during the period title thereto is in the Issuer, the Company shall, in consideration of the lease structure and other benefits, make payments in lieu of taxes in accordance with the payment percentages and terms provided in the Economic Development Agreement. Notwithstanding anything herein to the contrary, the Issuer cannot and does not warrant, guaranty or promise any particular ad valorem tax treatment resulting from this Lease. The Company shall exhibit to the Issuer and to the Holder, upon request, validated receipts showing the payment of any payments of taxes, payments in lieu of taxes and other charges which may be or become a lien or encumbrance on the Project.

(b)                                 Upon notifying the Holder and the Issuer of its intention to do so, the Company may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer and in good faith, contest any such taxes, assessments, and other charges and, in the event of any such contest, may permit the taxes, assessments, or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, but only so long as neither the Project nor any part thereof will be subject to imminent loss or forfeiture by reason of such nonpayment; provided, that no such contest may be made in the name of the Issuer unless (i) it is necessary to protect or assert the rights or interests of the Company; and (ii) the Company has received concurrence of such necessity from the Issuer in writing.

(c)                                  Both the Issuer and the Holder shall be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce the same is one of the Unassigned Rights.

Section 6.4.               Insurance Required.

(a)                                 The Company, at its expense, throughout the Term, shall carry the following insurance:

(i)                                     general liability insurance, in amounts of $ 1,000,000 per occurrence and $2,000,000 in the aggregate, subject to deductibles per occurrence not to exceed $25,000; such policy or policies shall name the Issuer and the Holder as additional insureds (the deductible amount specified above may be increased with the written consent of the Issuer and the Holder); and

(ii)                                  worker’s compensation insurance as required by law relating to the Company’s employees working at the Project.

(b)                                 The Company is not required to carry hazard and casualty insurance on the Project. However, in the event that (i) the Project or any portion thereof is damaged or destroyed in a manner that materially affects the Company’s operations at the Project and (ii) the Company elects not to repair, restore or replace the damaged or destroyed portions of the Project, the Issuer may elect in its sole discretion, to which the Company hereby acknowledges and agrees, to terminate this Lease and convey the Project to the Company by limited warranty deed and/or quitclaim bill of sale, as applicable, upon providing 60 days’ prior written notice to the Company.

(c)                                  The Issuer, the Holder and any Lender shall each, respectively, be entitled to enforce the provisions of this Article insofar as their rights are concerned and the Issuer’s right to enforce this Article shall be one of the Unassigned Rights. So long as the Company or an Affiliate is the owner of the Bond, the Company shall, however, have the exclusive right to make all elections, determinations, settlements, or decisions with respect to any hazard and casualty insurance policy or the proceeds thereof that may be affected by the provisions of this Section 6.4. So long as the Company or an Affiliate is the owner of the Bond and without limiting the foregoing, the Company shall have the right to make all settlements as to any casualties that affect the Project without the consent of the Issuer. Furthermore, so long as the Company or an Affiliate is the owner of the Bond, the Company shall have the right to pledge to a Lender all of the hazard and casualty insurance proceeds with respect to a casualty affecting the Project and to grant to the Lender the right to govern the distribution of such funds, which shall be superior to the rights of the Holder thereto. The Issuer acknowledges and agrees that, so long as the Company or an Affiliate is the owner of the Bond, the Lender may require the application of the insurance proceeds to the indebtedness owed to the Lender by the Company and, in such event, the insurance proceeds may not be applied in their entirety to the restoration of the Project.

Section 6.5.               Application of Net Proceeds of Insurance. The Net Proceeds of the liability insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid. The Net Proceeds of casualty insurance, if any, carried pursuant to Section 6.4 hereof shall be paid jointly to the Holder and the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof, or if the same has been pledged to a Lender, the same shall be transferred to such Lender.

Section 6.6.               Advances by the Issuer or the Holder. If the Company shall fail to do or cause to be done any act or pay any taxes, assessments, charges or insurance premiums required by this Article, the Issuer or the Holder may (but shall be under no obligation to), after expiration of applicable notice and cure periods, do any such act or pay any such taxes, assessments, charges or premiums required by this Article, and all amounts so advanced therefor by the Issuer or the Holder shall become an additional obligation of the Company to the one making the advancement, which amounts shall constitute Additional Rent which shall be payable, with interest as provided in Section 5.3(b) hereof. Any remedy herein vested in the Issuer for the collection of rent shall also be available to the Holder for the collection of any Additional Rent payable to the Holder on account thereof.

Section 6.7.               Eminent Domain. If the Issuer or the Company obtains knowledge of the institution or threat of institution of any proceedings for the taking of the Project or any portion thereof by exercise of the power of eminent domain, it shall immediately notify the other party hereto and shall also notify the Holder of such proceedings. The Holder may participate in any such proceedings and the Issuer and the Company from time to time shall deliver to the Holder all instruments requested by it to permit such participation. The Issuer and the Company shall not settle any eminent domain proceeding relating to the Project or any part thereof or sell the Project or any part thereof under threat of eminent domain without the prior written consent of the Holder, which consent shall not unreasonably be withheld, conditioned or delayed. The Net Proceeds of any eminent domain award or any sale in lieu of a taking by eminent domain shall be paid jointly to the Holder and the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof. Notwithstanding the foregoing, with the consent of the Holder, the Net Proceeds of eminent domain may be pledged to a Lender, which shall be superior to the rights of the Holder thereto, and if so pledged, shall be applied in accordance with the terms of such pledge.

ARTICLE VII

DAMAGE, DESTRUCTION, AND CONDEMNATION

Section 7.1.               Election to Repair, Restore or Replace. If any portion of the Project is damaged, destroyed or taken by eminent domain or is sold (under threat of eminent domain or otherwise), the Net Proceeds shall be deposited upon receipt in the Project Fund, which shall be held by the Custodian, unless the same are otherwise required to be used as may be provided in any pledge thereof to a Lender. Subject to the rights of any Lender, the Company may, within 210 days following the receipt of such Net Proceeds, elect to use such Net Proceeds, in whole or in part, to repair, restore or replace the Project. Any property repaired, restored or acquired to replace any property which was a part of the Project shall become a part of the Project. Upon the completion of such repair, restoration or replacement of the Project and payment of all costs thereof, any unspent Net Proceeds and investment income remaining in the Project Fund may be used, at the election of the Company, to acquire additional property for the Project or to prepay and redeem principal of the Bond.

Section 7.2.               Election Not to Repair, Restore or Replace. If an election to repair, restore or replace damaged, destroyed or taken portions of all of the Project is not made within the time provided in Section 7.1 hereof, or if prior to such time the Company notifies the Issuer and the Custodian that it elects not to repair, restore or replace damaged, destroyed or taken portions or all of the Project, the Custodian of the Project Fund shall immediately apply such moneys to prepay principal of the Bond, unless otherwise provided in a pledge to a Lender. If the Bond is not fully retired, the obligation to pay Basic Rent hereunder shall remain in full force and effect, without abatement or diminution (except to the extent the amount of Basic Rent is reduced on account of such prepayment). If the Company is then the Holder of the Bond, and the Bond is not fully retired, the Company may surrender the Bond for cancellation, whereupon the obligation for payment of Basic Rent shall terminate, and any obligation for Additional Rent theretofore accrued shall become immediately due and payable.

ARTICLE VIII

ADDITIONAL COVENANTS; ADDITIONAL BONDS

Section 8.1.               No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, CONDITION, OR WORKMANSHIP OF ANY PART OF THE PROJECT OR THAT THE SAME WILL BE SUITABLE FOR THE COMPANY’S PURPOSES OR NEEDS.

Section 8.2.               Access to the Project and Records. The Issuer, the Holder, any Lender and their respective duly authorized representatives and agents, shall have the right, upon reasonable notice to the Company, and subject to any reasonable restriction imposed by the Company for safety purposes or for the protection of their patents, trademarks, trade secrets, and other confidential or proprietary information, to enter the Project at all reasonable times during the Lease Term, if accompanied by a Company representative, for the purpose of (i) examining and inspecting the Project and (ii) performing such work relating to the Project as has been made necessary by reason of an Event of Default.

Section 8.3.               Good Standing in the State. The Company agrees that, if required by law, it will be in good standing in the State while this Lease is in effect.

Section 8.4.               Indemnity.

(a)                                 The Company shall, and agrees to, indemnify and save the Issuer and the Holder and their respective officials, directors, officers, members, counsel, agents and employees (the “Indemnified Persons”) harmless against and from all claims by or on behalf of any Person arising from the conduct or management of or from any work or thing done on or at the Project and against and from all claims arising from or relating to (i) any condition of the installation of or the operation of the Project, (ii) any act or negligence of the Company or of any of its agents, contractors, servants, employees, or licensees, (iii) any act or negligence of any assignee or subtenant of the Company or of any agents, contractors, servants, employees, or licensees of any assignee or subtenant of the Company, (iv) any violation or alleged violation of any federal or State securities laws, or (v) any legal proceeding relating to the non-taxability or taxability of this Lease or the Project or the interest of the Issuer in the Project. However, this indemnity shall not apply, as to the Issuer, to any acts of gross negligence or willful misconduct or intentional misconduct of the Issuer and, as to the Holder, to any acts of gross negligence or willful misconduct or intentional misconduct of the Holder, or in the case of matters referred to in clause (iv), this indemnity shall not apply to the Holder if the Holder has acquired the Bond other than in a bona fide private placement and has failed to perform a thorough due diligence investigation in connection therewith. The Company shall indemnify and save the Issuer and the Holder (and the other Persons and entities referred to above, as appropriate) harmless from and against all reasonable costs and expenses incurred in or in connection with any such claim or in connection with any action or proceeding brought thereon, including reasonable attorneys’ fees, and upon notice from the Issuer, the Company shall defend it (and the other persons and entities referred to above, as and to the extent appropriate) in any such action or proceeding, except for the gross negligence or willful or intentional misconduct of the Indemnified Person or its failure to comply with applicable local, state or federal law in any material respect. The indemnities set forth above specifically extend to, but are in no way limited to, governmental or other claims relating to any actual or alleged violation of any Environmental Laws, regardless of whether or not any such liability or violation relates to any period prior to the acquisition of the Project by the Issuer or its acquisition theretofore by the Company.

(b)                                 Notwithstanding the fact that it is the intention of the parties that the Indemnified Persons referred to in (a), above, shall not incur pecuniary liability by reason of the terms of this Lease or the Bond Resolution, or the undertakings required of the Issuer hereunder or by reason of (i) the issuance of the Bond, (ii) the execution of this Lease or the adoption of the Bond Resolution, (iii) the performance of any act required by this Lease or the Bond Resolution, (iv) the performance of any act requested by the Company, or (v) any other costs, fees, or expenses incurred by the Issuer with respect to the Project or the acquisition thereof, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if any such Indemnified Person should incur any such pecuniary liability, then in such event the Company shall indemnify and hold harmless such Indemnified Person against all claims by or on behalf of any Person arising out of the same and all reasonable costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, including reasonable attorneys’ fees, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding; provided that if a court of competent jurisdiction determines that any of the provisions of this Section violate O.C.G.A. § 13-8-2 and are applicable to this Lease, the indemnity contained in this Section 8.4 shall not extend to any indemnification which is prohibited by O.C.G.A. § 13-8-2.

(c)                                  Nothing contained in this Section 8.4 shall require the Company to indemnify any Indemnified Person for any claim or liability for which the Company was not given any opportunity to contest or for any settlement of any such action effected without the Company’s consent (assuming such rights are available and have not been waived in writing by the Company). The indemnity of the Indemnified Persons contained in this Section 8.4 shall survive the termination of this Lease.

The Issuer and the Holder shall each be entitled to enforce its right to indemnification under this Section, and the Issuer’s right to indemnification hereunder shall be one of the Unassigned Rights.

Section 8.5.                                Licenses and Permits. The Company shall do, or shall cause any sublessee to do, all things necessary to obtain, maintain, modify, supplement and renew, from time to time, as necessary, all public filings, permits, licenses, franchises, and other governmental approvals necessary for its ownership of and activities relating to the Project, the lack of which would have a material adverse effect upon the Company’s ability to meet its obligations under this Lease.

Section 8.6.                                Compliance with Laws. The Company warrants that throughout the Lease Term it shall, at its own expense, maintain the Project, in all material respects, in compliance with all applicable life and safety codes and all applicable building and zoning, health, environmental, and safety ordinances and laws, including the Occupational Health and Safety Act and all applicable Environmental Laws, and all other applicable laws, ordinances, rules, and regulations of the United States of America, the State, and any political subdivision or agency thereof having jurisdiction over the Project and which relate to the operations of the Project, any violation of which would have a material adverse effect on the Company’s ability to fully perform its obligations under this Lease. The Company’s use of the Project shall, in all material respects, conform to all laws and regulations of any governmental authority possessing jurisdiction thereof, and the Company shall, in its use or operation of the Project, not discriminate or permit discrimination on the basis of race, sex, color or national origin in any manner prohibited by local, state or federal laws, rules, orders or regulations.

The Company may, at its own expense and in its own name and behalf or, with the consent of the Issuer (which consent shall not be unreasonably withheld upon satisfactory indemnification by the Company), in the name and behalf of the Issuer and in good faith, contest any allegation that it has not complied with the laws described in this Section 8.6 and, in the event of any such contest, the provisions of this Section 8.6 shall not apply to any such alleged violations of law during the period of such contest and any appeal therefrom. The Issuer shall, at the expense of the Company, cooperate fully with the Company in any such contest.

The Issuer and the Holder shall each be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce this Section shall be one of the Unassigned Rights.

Section 8.7.                                Granting and Release of Easements. If no Event of Default shall have happened and be continuing, the Company may at any time or times cause to be granted, modified, amended, released or terminated conveyances to public authorities or utilities, easements, licenses, rights of way (temporary or perpetual and including the dedication of public highways), plats, covenants, restrictions and agreements with respect to any property included in the Project and other contracts or agreements helpful in effecting the development, construction, maintenance, operation or restoration of the Project and such grant will be free from the lien or security interests created by the Security Document or this Lease and the Issuer agrees that it shall execute and deliver any instrument necessary or appropriate to confirm, grant, amend, modify, terminate or release any such matters within fourteen (14) Business Days upon receipt of: (i) a copy of the operative instrument, and (ii) a written application of the Company signed by an Authorized Company Representative requesting such instrument and stating (1) that such matter is not detrimental to the proper conduct of the business of the Company, and (2) that such matter will not impair the effective use or materially interfere with the operation of the Project and will not weaken, diminish or impair the security intended to be given by or under the Security Document.

ARTICLE IX

ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING;

REDEMPTION; RENT PREPAYMENTS; ABATEMENT; EQUIPMENT

Section 9.1.                                Assignment and Subleasing.

(a)                                 The Company may not sublease the Project, as a whole or in part, without the prior written consent of the Issuer. No sublease shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such sublease, the Company shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for the payment, performance, and observance of the other obligations and agreements on its part herein provided to be performed and observed by it. The Company shall furnish or cause to be furnished to the Issuer, upon request, assurances reasonably satisfactory to the Issuer that the Project will continue to be operated in compliance with the provisions hereof and for purposes permitted by the Act. The Issuer shall have the right, at any time and from time to time, to notify any subtenant of the rights of the Issuer as provided by this Section. The Issuer, at the request of the Company, shall enter into a non-disturbance agreement with any subtenant of the Project recognizing its rights and benefits under its sublease so long as the terms and conditions thereof do not conflict with this Lease.

(b)                                 The Company may not assign this Lease except as permitted by this Section. This Lease may be assigned in whole but not in part to a company that is the survivor of a consolidation, merger or transfer of substantially all of the assets of the Company without obtaining the consent of the Issuer or of the Holder. This Lease may be assigned to the Holder of the Bond without the consent of the Issuer. This Lease may be assigned to an Affiliate of the Company with the prior written consent of the Holder and without the consent of the Issuer. Except as provided herein, this Lease may be assigned only with the prior written consent of the Holder and of the Issuer. The Issuer’s consent shall not unreasonably be withheld, conditioned or delayed.

(c)                                  Notwithstanding anything to the contrary set forth in this Lease, the Company may assign its interest in this Lease pursuant to an Exempt Assignment (hereinafter defined) without the approval of the Issuer or the Holder of the Bond.

(1)                                 An “Exempt Assignment” means any of the following assignments:

(i)                                     Any bona fide Leasehold Mortgage;

(ii)                                  The acquisition by any grantee or a Leasehold Mortgagee or its designee of the Company’s interest in this Lease through the exercise of any right or remedy of such Leasehold Mortgagee under a bona fide Leasehold Mortgage, including any assignment of the Company’s interest in this Lease to a Leasehold Mortgagee or its designee made in lieu of foreclosure;

(iii)                               Any foreclosure sale by any Leasehold Mortgagee pursuant to any power of sale contained in a bona fide Leasehold Mortgage;

(iv)                              Any sale or assignment of the Company’s interest in this Lease by any Leasehold Mortgagee (or its designee) which has acquired the Company’s interest in this Lease by means of any transaction described above;

(v)                                 Any sale or assignment of the Company’s interest in this Lease to the holder of a Superior Security Document;

(vi)                              Any sale or assignment of the Company’s interest in this Lease to any Qualified Real Estate Investor (hereinafter defined);

(vii)                           Any sale or assignment of the Company’s interest in this Lease to any person if (a) the Company or the proposed assignee provides Adequate Financial Assurance (hereinafter defined) of the payment of rent and other financial obligations under this Lease for the period the proposed assignee is the Company under this Lease, and (b) the proposed assignee has sufficient commercial real estate experience with respect to properties similar to the Project to properly manage, or oversee the management of, the Project; and

(viii)                        Any sale or assignment in connection with any sale/leaseback or other arrangement entered into by the Company in connection with a financing transaction.

(ix)                              Any sale or assignment to any of the following:

(A)                               Any savings bank, savings and loan association, commercial bank, or trust company having shareholder equity (as determined in accordance with GAAP accounting) of at least $10,000,000;

(B)                               Any college, university, credit union, trust or insurance company having assets of at least $10,000,000;

(C)                               Any employment benefit plan subject to ERISA having assets held in trust of $10,000,000 or more;

(D)                               Any pension plan established for the benefit of the employees of any state or local government, or any governmental authority, having assets of at least $10,000,000;

(E)                                Any limited partnership, limited liability company or other investment entity having committed capital of $10,000,000 or more;

(F)                                 Any corporation, limited liability company or other Person having shareholder equity (or its equivalent for non-corporate entities) of at least $10,000,000;

(G)                               Any lender which performs real estate lending functions similar to any of the foregoing, and which has assets of at least $10,000,000; and

(H)                              Any partnership having as a general partner any Person or entity described in the preceding subparagraphs of this definition, or any corporation, limited liability company or other Person or entity controlling, controlled by or under common control with any Person or entity described in the preceding subparagraphs of this Section 9.1(c)(1)(ix).

(2)                                 “Adequate Financial Assurance” means a guaranty of payment of the rent and other financial obligations of the Company under this Lease made by a Qualified Real Estate Investor for the period of time that a proposed assignee of this Lease is the Company under this Lease.

(3)                                 “Qualified Real Estate Investor” means any Person domiciled within the United States of America that has, together with its Affiliates, a minimum net worth (treating any subordinated or mezzanine financing as equity) at least equal to the lesser of (i) $10,000,000 or (ii) 20% of the appraised value of the Leased Land, as of the date of its (or their) last audited financial statements or as otherwise certified by an independent certified public accountant or firm thereof, provided the managers of such Person or its Affiliates have sufficient commercial real estate experience with respect to developments similar to the Project or have hired a manager or separate management company that has such experience and will manage, or oversee the management of, the Project. For purposes of the above the term “last audited financial statements” shall be deemed to include unaudited financial statements compiled by an independent certified public accountant or firm thereof accompanied by an accountant’s letter or unaudited financial statements certified by a member of the management of the proposed assignee of this Lease.

(d)                                 Any assignment authorized by this Section 9.1 shall be subject to each of the following conditions:

(i)                                     Any such assignee shall agree to fully and unconditionally assume all obligations of the Company under this Lease, including, without limitation, all indemnity provisions contained in this Lease, whereupon the assignor shall automatically be released from all obligations arising under this Lease accruing prior to the assignment; and

(ii)                                  The Company shall, within thirty (30) days prior to the execution of any assignment or any merger, consolidation or sale of substantially all of its assets, furnish or cause to be furnished to the Issuer a true and complete copy of such proposed assignment or documents of merger, consolidation or sale of assets, as the case may be.

The Company or such assignee shall, within thirty (30) days after the execution thereof, furnish or cause to be furnished to the Issuer a true and complete copy of such assignment or documents of merger or consolidation or sale of assets, as the case may be, as actually executed. The Issuer and the Holder shall have the right, at any time and from time to time, to notify any assignee of their rights under this paragraph.

Any purported assignment in violation of this Section shall be void, as the interest of the Company, being a usufruct and bailment for hire, is not assignable except as herein provided. In the case of an assignment that is permitted hereby or that is consented to as herein described, the assignee may not further assign this Lease except in accordance with this Section. As set forth in Section 2.7(b) of the Bond Resolution, the Bond may be assigned to any assignee of this Lease.

Section 9.2.                                Provisions Relating to Sale, Encumbrance, or Conveyance of the Project by the Issuer. Except pursuant to the Security Document or a Superior Security Document executed by the Issuer at the written request of the Company, and except for any sale under threat of a taking by eminent domain or a sale pursuant to Article VI hereof, the Issuer agrees that, during the Lease Term, it shall not, except pursuant to or as permitted by the Security Document: (1) directly, indirectly, or beneficially sell, convey, or otherwise dispose of any part of its interest in the Project, (2) permit any part of the Project to become subject to any lien, claim of title, encumbrance, security interest, conditional sale contract, title retention arrangement, finance lease, or other charge of any kind, without the written consent of the Company, and (3) assign, transfer, or hypothecate (other than pursuant to the Bond Resolution and the Security Document) any payment of rent (or analogous payment) then due or to accrue in the future under any lease of the Project, except that if the laws of the State at the time shall permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, any public body of the State whose property and income are not subject to taxation and which has authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger, or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bond according to its tenor, and the due and punctual performance and observance of all the agreements and conditions of this Lease, the Bond Resolution and the Security Document to be kept and performed by the Issuer, shall be expressly assumed in writing by the public body resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety. All such trade fixtures, machinery, equipment, software and other personal property may be removed from the Project by the Company, any such assignee, any such equipment lessor, or any Person to which the same is pledged, and the Issuer and the Company shall provide access, ingress and egress to any such Person for purposes of inspection. repair, maintenance or removal of any such trade fixtures, machinery, equipment, software and other personal property.

The Issuer, at the written request of the Company with the written consent of the Holder of the Bond, shall execute and deliver to a Lender, or shall join the Company in the execution and delivery to a Lender, of a Superior Security Document in favor of such Lender with respect to the Project which encumbers the Issuer’s fee interest and execute any related documents in connection with the Company’s financing or refinancing of the Project. At the Company’s written request, and with the prior written consent of the Holder, the Issuer shall, by a subordination agreement, subordinate its fee simple interest and estate in the Project to a

Leasehold Mortgage. Any such Superior Security Document or subordination agreement shall be prepared at the expense of the Company and reviewed at the expense of the Company and shall be subject to the approval by the Issuer, which approval shall not unreasonably be withheld, conditioned or delayed.

Section 9.3.                                Pledge of this Lease by the Company. The Company may finance and refinance any debt secured by the Project freely and may pledge its interest hereunder without the consent of the Issuer. In accordance with the provisions of Section 9.2 hereof, the Issuer, at the written request of the Company with the written consent of the Holder, shall execute and deliver to a Lender any documents related to such pledge, financing or refinancing requested by the Company or Lender. The Issuer and Company acknowledge and agree that in the event of a foreclosure of any Leasehold Mortgage, the purchaser at such foreclosure shall become the “Company” hereunder.

Section 9.4.                                Redemption of Bond. The Issuer, at the written request of the Company and if the Company provides funds therefor, shall forthwith take all steps that may be necessary under the redemption or defeasance provisions of the Bond Resolution to effect the redemption or defeasance of all or part of the then-Outstanding Bond, as may be specified by the Company, on the earliest date on which such redemption or defeasance may be made under such applicable provisions. If this Lease is not renewed and expires before the maturity date of the Bond, or if there is an acceleration of the Bond, the Company shall immediately cause the Bond to be redeemed or cancelled.

Section 9.5.                                Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the Basic Rent payable under Section 5.3(a) hereof, and the Issuer agrees that it shall accept such prepayments of rents when the same are tendered by the Company. All Basic Rent so prepaid shall at the written direction of the Company be credited toward the Basic Rent payments specified in Section 5.3(a) hereof, in the same manner as such payments are applied to the payment of Debt Service in accordance with terms of the Bond and the Bond Resolution. The Company shall also have the right to surrender the Bond, if it is then owned by the Company, to the Issuer for cancellation, and such Bond, upon such surrender and cancellation, shall be deemed to be paid and no further Basic Rent shall be paid, as provided in Section 9.6 hereof.

Section 9.6.                                Company Entitled to Certain Rent Abatements if Bond Paid Prior to Maturity. If at any time the Bond shall cease to be Outstanding, under circumstances not resulting in termination of the Lease Term, and if the Company is not at the time otherwise in default hereunder, the Company shall be entitled to use the Project from the date such Bond is no longer Outstanding to, and including the end of, the Lease Term, with no obligation to make payments of Basic Rent specified in Section 5.3(a) hereof during that interval (but otherwise on the terms and conditions hereof).

Section 9.7.                                Installation of Other Machinery and Rented Equipment. The Company may from time to time, in its sole discretion and at its own expense, install trade fixtures, machinery, equipment, and other personal property at the Project. All such trade fixtures, machinery, equipment, and other personal property which are not transferred to the Issuer as part of the Project shall remain the sole property of the Company (or of any leasing company from whom the Company may be renting such items), and the Company (or such leasing company) may remove the same from the Project at any time, in its sole discretion and at its own expense; provided, however, that the Company or such leasing company shall not be prohibited from transferring its interest in trade fixtures, machinery, equipment, and other personal property at the Project to the Issuer in a bond transaction. The Company or such leasing company, as applicable, may create any mortgage, encumbrance, lien, or charge on any such trade fixtures, machinery, equipment, and other personal property that is not a part of the Project. Unless so transferred to the Issuer in such a bond transaction, the Issuer shall not have any interest in and waives any lessor’s lien that it may have on any such trade fixtures, machinery, equipment, or other personal property so installed pursuant to this Section, and all such trade fixtures, machinery, equipment, software and other personal property shall be and remain identified as the property of the Company or such leasing company on its books and/or by appropriate tags or other markings.

Section 9.8.                                Reference to Bond Ineffective After Bond Paid. Upon payment in full of the Bond (or provision for payment thereof having been made in accordance with the defeasance provisions of the Bond Resolution), all references in this Lease to the Bond and the Holder shall be ineffective, and the owner of the Bond shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. For purposes of this Lease the Bond shall be deemed fully paid if it is defeased as provided in the Bond Resolution.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

Section 10.1.                         Events of Default Defined. The following shall be “Events of Default” under this Lease, and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Lease, any one or more of the following events:

(a)                                 a failure of the Company to pay Basic Rent in the amounts and at the times required by Section 5.3(a) hereof, provided that if the Company is then the Holder of the Bond such Basic Rent shall be deemed to have been paid and the corresponding Debt Service on the Bond shall be deemed to have also been paid; or

(b)                                 the Company’s failure to observe, perform, or comply with any other covenant, condition, or agreement in this Lease or in any other Company Documents on the part of the Company to be observed or performed (other than as referred to in subsection (a) of this Section) if such covenant, condition or agreement is for the benefit of the Issuer and constitutes any of the Unassigned Rights, for a period of thirty (30) days after the Company’s receipt of written notice from the Issuer specifying such breach or failure and requesting that it be remedied, unless the Issuer shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by or on behalf of the Company within the thirty (30) day period and diligently pursued until the breach or default is corrected; or

(c)                                  the Company’s failure to observe, perform, or comply with any covenant, condition, or agreement in this Lease or in the other Company Documents on the part of the Company to be observed or performed, which covenant, condition or agreement is for the benefit of the Holder other than as referred to in subsections (a) and (b) of this Section, for a period of thirty (30) days after the Company’s receipt of written notice from the Holder specifying such breach or failure and requesting that it be remedied, unless the Holder shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by the Company or on behalf of the Company within the applicable thirty (30) day period and diligently pursued until the breach or default is corrected; or

(d)                                 any default under any of the Loan Documents, if the Lender that is a party thereto notifies the Issuer, the Company and the Holder that the same should be deemed an Event of Default hereunder, in the Lender’s sole judgment, and the curative period for such default has not been thereafter extended or such default has not been waived by the Lender.

The Issuer shall notify the Company, any Lender that has requested such notice and provided its address for such notice to the Issuer, and the Holder in writing of any Event of Default hereunder of which the Issuer has knowledge.

Section 10.2.                         Remedies on Default. Whenever any Event of Default referred to in Section 10.1 hereof shall have happened and be subsisting, the Issuer, or the Holder as assignee of the Issuer, to the extent permitted by law, may take any one or more of the following remedial steps:

(a)                                 from time to time, take whatever action at law or in equity or under the terms of this Lease may appear necessary or desirable to collect the rents and other amounts payable by the Company hereunder then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Lease; or

(b)                                 terminate, subject to the respective provisions concerning the priority and subordination of the Company’s option to purchase the Project that are set forth in the Option Agreement, this Lease and recover, as and for liquidated and agreed final damages for the Company’s default, all amounts that have theretofore become due plus an amount equal to all unpaid installments of Basic Rent, and if any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount agreed upon, the Issuer shall be entitled to the maximum amount allowable under such statute or rule of law; no termination of this Lease pursuant to this Section shall relieve the Company from its obligations pursuant to Section 8.4 hereof.

Any amounts of Basic Rent collected pursuant to action taken under this Section shall be applied in payment of the then-Outstanding Bond. Any amounts collected as Additional Rent shall be paid to the Person or Persons to whom such Additional Rent is due and owing hereunder.

Notwithstanding that this Lease (except for Unassigned Rights) is to be assigned to the Holder, the Issuer shall be entitled to enforce this Lease if any Event of Default relates to such Unassigned Rights or exposes the Issuer, its assets (other than the Pledged Security) or its members, officers, employees or agents to any liability. The Holder shall be entitled to enforce the provisions hereof that affect its interests hereunder. Notwithstanding the foregoing and notwithstanding any statutory, decisional, or other law to the contrary, but subject to the exception provided in Section 6.4(b) hereof, in no event shall the Issuer have any right to terminate this Lease or to enter upon or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder.

Section 10.3.                         Remedies Not Exclusive. Subject to the limitations herein, the remedies herein expressly conferred upon the Issuer and the Holder are intended to be in addition to other remedies existing at law or in equity or by statute. Without limiting the generality of the foregoing, and notwithstanding the foregoing provisions of this Article, and notwithstanding any other term or provision of this Lease (other than Section 11.19 hereof), and notwithstanding any statutory, decisional, or other law to the contrary, in no event shall the Issuer have any right to terminate this Lease, to enter upon and take possession of the Project, to the dispossession of the Company or the repossession of the Project, or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder of the Bond, of any pledgee of the Bond and of any Lender that is the holder of a Superior Security Document. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, the Holder, any pledgee of the Bond and any Lender that is the holder of a Superior Security Document must consent to such exercise. The Holder, any pledgee of the Bond and any Lender that is the holder of a Superior Security Document shall each be deemed a third party beneficiary of all covenants and agreements herein contained, except for covenants relating solely to the Issuer’s Unassigned Rights.

Section 10.4.                         Company to Pay Fees and Expenses. In the event the Company should default under any of the provisions of this Lease and the Issuer or the Holder should employ attorneys, accountants, or other experts or incur other expenses for the collection of amounts due it hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained for its benefit, the Company agrees that it shall on demand therefor pay to such Person the reasonable fees and expenses of such attorneys, accountants, or other experts and such other expenses so incurred by the Issuer. Any attorneys’ fees required to be paid by the Company under this Lease shall include attorneys’ and paralegal’s fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals, court costs and reimbursable expenses of such attorneys. The Company and the Holder shall be entitled to enforce their respective rights under this Article and the Issuer’s rights under this Article shall be one of the Unassigned Rights. This section shall survive the termination of this Lease.

Section 10.5.                         Waiver of Events of Default. The Issuer may waive any Event of Default hereunder and its consequences or rescind any declaration of acceleration of payments of the rents and other amounts due hereunder provided that the Issuer shall not waive any Event of Default (other than Events of Default relating to the Unassigned Rights) without the prior written consent of the Holder. The Holder may waive any Event of Default hereunder other than Events of Default relating to the Unassigned Rights, which may be waived only by the Issuer. In case of any such waiver or rescission, or in case any proceeding taken by the Issuer or the Holder on account of any such Event of Default shall be discontinued or abandoned or determined adversely to the Issuer or the Holder, then and in every such case the Issuer, the Holder and the Company shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair or exhaust any right, power, or remedy consequent thereon.

ARTICLE XI

MISCELLANEOUS

Section 11.1.                         Company’s Option to Terminate Lease. The Company shall have, and is hereby granted, at any time, the option to terminate this Lease by (i) causing the Bond to be paid or defeased in accordance with the provisions of the Bond Resolution, (ii) paying any amounts due the Issuer or the Holder for Additional Rent, and (iii) giving the Issuer notice in writing of such termination which shall forthwith become effective.

Section 11.2.                         Release of Portions of the Project. Notwithstanding any other provision of this Lease, upon the written request of the Company, the Issuer agrees at any time and from time to time to amend this Lease for the purpose of effecting the release of and removal from this Lease of a portion of the Project and conveying such property to the Company or its designee, as requested by the Company. The consideration for any such release is the Company’s agreement to redeem the principal amount of the Bond attributable to such property, pursuant to Section 3.5 of the Bond Resolution. If at the time any such amendment is made the Bond remains outstanding and any amount thereunder remains unpaid, the Company shall provide to the Issuer a certificate of an Authorized Company Representative, dated not more than sixty days prior to the date of the release and stating that, in the opinion of the person signing such certificate, (i) the portion of the Project so proposed to be released is not otherwise needed for the operation of the Project for the purposes hereinabove stated, (ii) the release so proposed to be made will not materially impair the utility of the Project and will not destroy the means of ingress thereto and egress therefrom, (iii) all necessary action required under the Company’s governing documents has been taken to authorize and approve such amendment, and (iv) the Company is not in default under any of the provisions of this Lease.

Upon providing such certificate to the Issuer and upon compliance with the terms and conditions of Section 3.5 of the Bond Resolution and this Section 11.2, the Issuer shall convey the property to be released to the Company by a Limited Warranty Deed which shall be subject to the following, to the extent applicable to the portion of the Project to be released, (i) those liens and encumbrances (if any) to which such title in and to said property was subject when conveyed to the Issuer, (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented in writing, (iii) those liens, security interests and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease, and (iv) Permitted Encumbrances (other than the Security Document and this Lease). The Issuer shall further execute other documents required under Section 3.5 of the Bond Resolution and any other documents reasonably required to effect a conveyance of the portion of the Project so released and to terminate any security interest or other lien with respect thereto. No release effected under the provisions hereof shall entitle the Company to any abatement or diminution of the rents payable under Section 5.3 hereof. If at any time the Company exercises its right to cause portions of the Project to be released hereunder and such release would cause the entire remainder of the Project to be released, the exercise of such right shall be deemed to be an exercise of the Company’s option to purchase the Project pursuant to the Option Agreement.

Section 11.3.  Quiet Enjoyment. The Issuer agrees that so long as the Company shall fully and punctually pay all of the rents and other amounts provided to be paid hereunder by the Company and shall fully and punctually perform all of its other covenants and agreements hereunder, the Company shall peaceably and quietly have, hold, and enjoy the Project during the Lease Term, and the Issuer warrants and covenants that it will defend the Company in such peaceable and quiet possession of the Project.

Section 11.4.  Notices. Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Lease to be made upon, given or furnished to, or filed with, the Issuer, the Company or the initial Holder as set forth below shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Lease) either (i) delivered personally to the party or, if such party is not an individual, to an officer or other legal representative of the party to whom the same is directed, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent via nationally recognized overnight courier for next Business Day delivery, as follows:

To the Issuer:	Putnam Development Authority
117 Putnam Drive
Eatonton, Georgia 31024
Attn: Chairman

with copies to:	The Gailey Law Firm, LLC
953 Harmony Road, Suite 101
P.O. Box 3130
Eatonton, Georgia 31024
Attn: Laura R. Gailey, Esq.

and

Seyfarth Shaw LLP
1075 Peachtree Street, Suite 2500
Atlanta, Georgia 30309
Attn: Daniel M. McRae, Esq.

To the Company:	Legacy Housing, LTD
4801 Mark IV Parkway
Fort Worth, Texas 76106
Attn: Curt Hodgson

Any person designated in this Section 11.4 may, by notice given to each of the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent.

Section 11.5.  Construction and Binding Effect. This Lease constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreements with respect thereto. This Lease shall inure to the benefit of the Issuer, the Company, the Holder and their respective successors and assigns, and shall be binding upon the Issuer and the Company, subject, however, to the limitations contained in Sections 9.1. and 9.2 hereof.

Section 11.6.  Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 11.7.  Amounts Remaining in the Funds. It is agreed by the parties hereto that any amounts remaining in the Funds upon expiration or sooner termination of the Lease Term, as provided in this Lease, after payment or defeasance of the Bond in full and all sums due and owing to the Issuer and the Holder shall have been paid, shall belong to and shall be paid to the Company as an overpayment of rent.

Section 11.8.  Fees Paid by the Company. Except as Section 4.3 hereof permits the payment or reimbursement thereof, the Company shall pay all fees and expenses relating to this Lease, including but not limited to, any recording fee and tax upon this Lease, and reasonable attorneys’ fees. In case the Issuer, with the written consent of the Company, pays or advances any money for recording, preparation of documents, any expenses incurred in the completion of this transaction, the payment of any insurance premiums, encumbrances, tax, assessment, or other charge or lien upon the Project, or any other amounts necessary for the payment of the Costs of the Project, the same shall be advances payable in accordance with Section 6.6 hereof.

Section 11.9.  No Issuer Liability; Immunity of Members, Officers, and Employees of Issuer. The Company, assumes full responsibility for the acquisition and installation of the Project and for any Additions or Alterations thereto replacements thereof and substitutions therefor, and hereby releases the Issuer for any responsibility or liability with respect to the foregoing. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Lease or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in the Bond Resolution against any director, member, officer, or employee, as such, in his/her individual capacity, past, present, or future, of the Issuer, or any successor Person, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Lease is solely a corporate obligation of the Issuer payable only from the funds and assets of Issuer herein specifically provided to be subject to such obligation and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, or employee, as such, past, present, or future, of the Issuer, or of any successor Person, either directly or through the Issuer, or any successor Person, under or by reason of any of the obligations, covenants, promises, or agreements entered into between the Issuer and the Company whether contained in this Lease or in the Bond, in the Bond Resolution, in the Bond Documents or to be implied hereunder or thereunder as being supplemental hereto or thereto, and that all personal liability of that character against every such director, member, officer, and employee of the Issuer or any such successor Person is, by the execution of this Lease and as a condition of and as part of the consideration for the execution of this Lease, expressly waived and released by the Company. The immunity of directors, members, officers, and employees of the Issuer under the provisions contained in this Section shall survive the completion of the Project and the termination of this Lease.

Section 11.10.      Amendments, Changes, and Modifications. This Lease may not be amended, modified, altered, or terminated, except as provided in the Bond Resolution.

Section 11.11.      Execution of Counterparts. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.12.      Law Governing Construction of this Lease. This Lease is prepared and entered into with the intention that the laws of the State of Georgia, exclusive of such State’s rules governing choice of law, shall govern its construction.

Section 11.13.      Covenants Run with Project. The covenants, agreements, and conditions herein contained shall run with the Project hereby leased and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. Time is of the essence under this Lease.

Section 11.14.      Subordination to Security Document. This Lease and the rights and privileges hereunder of the Company are specifically made subject and subordinate to the rights and privileges of the Holder, as set forth in the Security Document.

Section 11.15.      Net Lease. This Lease shall be deemed and construed to be a “triple net lease,” and the Company shall pay absolutely net, during the Lease Term, the rent and all other payments required hereunder, free of any deductions, without abatement, diminution, or set off other than those herein expressly provided.

Section 11.16.      Surrender of Project. Except as otherwise provided in this Lease, at the expiration or sooner termination of the Lease Term, the Company agrees to surrender possession of the Project peaceably and promptly to the Issuer in as good condition as at the commencement of the Lease Term, excepting only ordinary wear, tear, and obsolescence, and damage by fire or other casualty or a taking by eminent domain which the Company is not obligated by this Lease to repair.

Section 11.17.      Immunity of Directors and Employees of Company. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Company contained in this Lease or for any claim based hereon or otherwise in respect hereof, against any stockholder, director, officer, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company or any successor entity, in his or her individual capacity, past, present, or future, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Lease is solely an obligation of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any such stockholder, director, officer, limited partner (but not general partner), member, manager, employee, trustee for, or agent, either directly or through the Company, or any successor entity, under or by reason of any of the obligations, covenants, promises, or agreements contained in this Lease or to be implied here from, and that all personal liability of that character against every such stockholder, director, officer, limited partner (but not general partner), member, manager, employee, trustee for, or agent is, by the execution of this Lease and as a condition of and as part of the consideration for the execution of this Lease, expressly waived and released. The immunity of each such stockholder, director, officer, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company under the provisions contained in this Section shall survive the termination of this Lease.

Section 11.18.      Payments Due on Other than Business Days. Whenever a date upon which a payment is to be made under this Lease falls on a date which is not a Business Day, such payment may be made on the next succeeding Business Day without interest for the intervening period.

Section 11.19.      Holder of Pledged Interest. The Issuer agrees and the Holder, by its acceptance of the Bond, shall be deemed to have agreed, that upon receipt of notice from the Holder of a pledged interest in this Lease, all elections, options, or rights of the Company to terminate this Lease shall be effective only if consented to in writing by the holder of the pledged interest.

Section 11.20.      Required Consent of Leasehold Mortgagee. Notwithstanding anything contained herein to the contrary, whenever the provisions of this Lease require the Company’s consent, the consent of any Lender which holds a Leasehold Mortgage or Superior Security Document must also be obtained.

Section 11.21.      Estoppel Certificates. Upon ten (10) Business Days’ written request of the Company, the Issuer will provide a statement to any Lender which is the holder of any Superior Security Document or any Leasehold Mortgage concerning, to the best of its knowledge, (i) the outstanding amount of the Bond; (ii) whether a default exists under this Lease or the other Company Documents, and if so specifying the nature of such default; (iii) whether this Lease or the Company Documents have been amended, and if so, specifying the amendments; and (iv) any other matter concerning this Lease or the Company Documents reasonably requested by such holders.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Issuer has executed this Lease by causing its name to be hereunto subscribed by its Chairman and by causing the official seal of the Issuer to be impressed hereon and attested by its Secretary and the Company has executed this Lease by causing its name to be hereunto subscribed by its duly authorized representative, all being done as of the day and year first above written.

PUTNAM DEVELOPMENT AUTHORITY

By:
Chairman

ATTEST:

Secretary

[SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO LEASE AGREEMENT]

LEGACY HOUSING, LTD,
a Texas limited partnership

By:	GPLH, LC, a Texas limited liability
company, its general partner

	By:	/s/ Curt Hodgson	[SEAL]
Curt Hodgson, Manager

[SIGNATURE PAGE TO LEASE AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE LEASED LAND

101 Industrial Boulevard a/k/a Tax Parcel 062 044 (Parcel A and B):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 104, 121 and 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 61.18 Acres, more or less, as designated and being composed of Parcels “B” and “F”, as shown per Plat of Survey of The Property of Mrs. K. D. Sanders; The Estate of C. L. Carroll, deceased; and The Estate of Ted Dunn, deceased, prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 4, 1967, as per Plat thereof recorded in Plat Book 03, page 254, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TOGETHER WITH: That certain “undescribed” Access Strip and Roadway for Ingress and Egress, as conveyed in and by virtue of a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc., dated December 15, 1987, recorded in Deed Book 7-F, Page 368, of the Putnam County, Georgia records.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

LESS & EXCEPT: Therefrom all that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at the corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (having a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365.00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING. Said Property herein being the same as conveyed by virtue of a Warranty Deed from Horton Homes, Inc. to American Testing Laboratories, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 191, of the Putnam County, Georgia records.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 12.22 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Sherald G. Sharp, G.R.L.S. No. 2044, dated February 12, 1988, as per Plat thereof recorded in Plat Book 14, Page 165, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

00 Industrial Boulevard a/k/a Tax Parcel 062 056 (Parcel C):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being 7.524 Acres, as designated as Parcel “A”, and 1.188 Acres, as designated as Parcel “B”, as shown per Plat of Survey for The Property of Rivers & Horton Homes, Inc., prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 7, 1970, as per Plat thereof recorded in Plat Book 04, page 216, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 6.288 Acres, more or less, and being bounded on the North by a Street, (n/k/a Industrial Blvd.), running through the Industrial Park and by the Property and Lands now or formerly owned by Mrs. C. L. Carroll; bounded on the West by the right-of-way line of the Central Georgia Railroad; bounded on the South by the Property now or formerly owned by Putnam County, Georgia, a/k/a Putnam County Airport; and bounded on the East by the Property now or formerly owned by the Putnam Development Authority, a/k/a Putnam County Development Authority. Said Property herein being a portion of Parcel “B” (consisting of 15 Acres, more or less), as shown per Plat of Survey for the Property of the Putnam Development Authority, dated February 3, 1971, as per Plat thereof recorded in Plat Book 04, Page 179, Putnam County, Georgia records.

A-2

TRACT THREE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 5.00 Acres, as shown per Plat of Survey for the Property of Putnam Development Authority & Enterprise Aluminum Co., prepared by Geo. G. Dunn, County Surveyor, dated May 7, 1985, as per Plat thereof recorded in Plat Book 12, Page 178, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FOUR:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.820 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Geo. G. Dunn, County Surveyor, dated June 3, 1983, as per Plat thereof recorded in Plat Book 11, Page 96, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FIVE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.874 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by John F. Barker, Jr. G. R. L.S. No, 2308, dated February 26, 1995, as per Plat thereof recorded in Plat Book 21, Page 72, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT SIX:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being and consisting of that certain Access Strip and Roadway, which herein provides access and the means of Ingress and Egress from Industrial Boulevard, in a Southerly direction, to the former Putnam County Airport, Said Property herein being the same as conveyed by a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc. dated December 15, 1987, recorded in Deed Book 7-F, Page 368, Putnam County, Georgia records.

ALL PARCELS HEREIN ARE SUBJECT TO a 20-foot Easement for a Water Line which has been constructed by the City of Eatonton, Georgia.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

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LESS & EXCEPT: Therefrom all that tract or parcel of land of the Properties herein described lying and being within the Right-of-Way of Industrial Boulevard, having a 100-foot Right-of-Way.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

(Parcel D):

All that tract or parcel of land lying and being in Land Lot 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365,00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING.

TOGETHER WITH and SUBJECT TO: All rights, title and interest conveyed in those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

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165 Industrial Boulevard a/k/a Tax Parcel 062 050 (Parcel E):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being known as The Horton Iron Works Property, and being more particularly described as follows:

COMMENCING at a point on the North right-of-way line of a street known as Industrial Park, (n/k/a Industrial Blvd. and having a 100-foot right-of-way), which said Point of Beginning being North 76 degrees 57 minutes 00 seconds West, a distance of 300.00 feet, from the Eastern boundary corner of the Property now or formerly owned by the Atlanta Dairies (as shown per Plat of Survey thereof recorded in Plat Book 06, Page 52, aforesaid records) and the West right-of-way line of a proposed street, n/k/a Hogan Industrial Blvd (having a 100-foot right-of-way), said Point may also be located on that certain Plat recorded in Plat Book 07, Page 132, aforesaid records; running thence from said Point of Beginning, North 76 degrees 57 minutes 00 seconds West, along the North right-of-way line of Industrial Park, a/Ida Industrial Blvd., a distance of 325.00 feet, to a point; running thence and leaving said right-of-way, North 13 degrees 03 minutes 00 seconds East, a distance of 450.00 feet, to a point located on the property line of the Property now or formerly owned by the Estate of C. L, Carroll, deceased; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 325.00 feet, to a point located on the property line of the said Atlanta Dairies; running thence South 13 degrees 03 minutes 00 seconds West, a distance of 450.00 feet, to a point on the North right-of-way line of Industrial Park, a/k/a Industrial Blvd., and being the Point of Beginning.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of the G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.02 Acres, (being known as the Horton Iron Works), as shown per Plat of Survey of the Property of N. D. HORTON, SR., as per Plat thereof recorded in Plat Book 13, Page 144, of the Putnam County, Georgia records, which Plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

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DOC# 004930

FILED IN OFFICE

12/30/2016 11:59 AM

BK:878 PG:389-397

SHEILA H. PERRY

CLERK OF COURT

PUTNAM COUNTY

SPACE ABOVE THIS LINE IS FOR RECORDING DATA

AFTER RECORDING RETURN TO:

Michael I. Diamond

Seyfarth Shaw LLP

1075 Peachtree Street N.E. — Suite 2500

Atlanta, GA 30309

(404) 881-5479

THE RIGHTS AND INTEREST OF THE PUTNAM DEVELOPMENT AUTHORITY (THE “ISSUER”) IN THIS SHORT FORM LEASE AGREEMENT AND IN THE LONG FORM LEASE AGREEMENT REFERRED TO HEREIN, AND IN CERTAIN REVENUES AND RECEIPTS DERIVED HEREUNDER (BEING REVENUES RECEIVED UNDER THE LONG FORM LEASE), EXCEPT FOR CERTAIN RESERVED RIGHTS, HAVE BEEN ASSIGNED AND PLEDGED UNTO LEGACY HOUSING, LTD., AS SECURITY FOR THE ISSUER’S TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND (LEGACY HOUSING, LTD. PROJECT), SERIES 2016 (THE “BOND”), AS PROVIDED IN A DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, OF EVEN DATE HEREWITH, FROM THE ISSUER TO LEGACY HOUSING, LTD.

SHORT FORM LEASE AGREEMENT

STATE OF GEORGIA                   )

COUNTY OF PUTNAM                 )

This SHORT FORM LEASE AGREEMENT (this “Lease”), dated for purposes of reference as of December 1, 2016, is by and between the PUTNAM DEVELOPMENT AUTHORITY (the “Issuer”), a public body corporate and politic created and existing under the laws of the State of Georgia, and LEGACY HOUSING, LTD. (the “Company”), a limited partnership organized and existing under the laws of the State of Texas.

W I T N E S S E T H:

The Issuer, as landlord, hereby rents the Project to the Company, as tenant, and the Company hereby rents the Project from the Issuer. The Project consists of the land described in

Exhibit A attached hereto (the “Leased Land”), together with any buildings, improvements, building fixtures, building equipment, production equipment and other personal property now or hereafter located on the Leased Land and all additions thereto, alterations thereof and replacements thereof which become a part of the “Project,” as defined in the Lease Agreement between the parties of even date herewith (the “Long Form Lease”). This Lease shall be effective on its delivery, and the Company shall have full possession and occupancy of the Project. The Initial Term commences on the date of delivery hereof and shall expire at 11:59 p.m., Putnam County, Georgia time, on September 1, 2017. This Lease shall be subject to extensions for renewal terms ending on June 1, 2018, March 1, 2019, December 1, 2019, September 1, 2020, June 1, 2021 and December 1, 2021, as provided in the Long Form Lease. The Long Form Lease and all terms and provisions thereof are hereby incorporated herein by this reference as if set forth in full herein. The Long Form Lease provides for the payment of Basic Rent at the times and in the amounts required to pay debt service on the Bond and for the payment of certain additional amounts.

It is the intention of the parties that the leasehold interest of the Company hereunder and under the Long Form Lease shall be a usufruct (under O.C.G.A. § 44-7-1(a)) as to real property of the Project, and a bailment for hire (under O.C.G.A. § 44-6-101), as to the personal property of the Project, and not an estate for years.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Short Form Lease Agreement under seal.

Signed and sealed in the presence of:	PUTNAM DEVELOPMENT AUTHORITY

Unofficial Witness	By:
Chairman
/s/ Cheri L Upchurch
Notary Public	ATTEST:

My Commission Expires:	Secretary/Treasurer

[NOTARY SEAL]	[SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO SHORT FORM LEASE AGREEMENT]

Signed and sealed in the presence of:	LEGACY HOUSING, LTD,
a Texas limited partnership

Unofficial Witness	By:	GPLH, LC, a Texas limited liability company, its general partner

		By:	/s/ Curt Hodgson	(SEAL)
Curt Hodgson
Manager

Notary Public

My Commission Expires:

/s/ Maricela Chavez

[NOTARY SEAL]

[SIGNATURE PAGE TO SHORT FORM LEASE AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE LEASED LAND

101 Industrial Boulevard a/k/a Tax Parcel 062 044 (Parcel A and B):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 104, 121 and 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 61.18 Acres, more or less, as designated and being composed of Parcels “B” and “F”, as shown per Plat of Survey of The Property of Mrs. K. D. Sanders; The Estate of C. L. Carroll, deceased; and The Estate of Ted Dunn, deceased, prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 4, 1967, as per Plat thereof recorded in Plat Book 03, page 254, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TOGETHER WITH: That certain “undescribed” Access Strip and Roadway for Ingress and Egress, as conveyed in and by virtue of a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc., dated December 15, 1987, recorded in Deed Book 7-F, Page 368, of the Putnam County, Georgia records.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

LESS & EXCEPT: Therefrom all that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at the corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (having a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365.00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING. Said Property herein being the same as conveyed by virtue of a Warranty Deed from Horton Homes, Inc. to American Testing

Laboratories, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 191, of the Putnam County, Georgia records.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 12.22 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Sherald G. Sharp, G.R.L.S. No. 2044, dated February 12, 1988, as per Plat thereof recorded in Plat Book 14, Page 165, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

00 Industrial Boulevard a/k/a Tax Parcel 062 056 (Parcel C):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being 7.524 Acres, as designated as Parcel “A”, and 1.188 Acres, as designated as Parcel “B”, as shown per Plat of Survey for The Property of Rivers & Horton Homes, Inc., prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 7, 1970, as per Plat thereof recorded in Plat Book 04, page 216, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 6.288 Acres, more or less, and being bounded on the North by a Street, (n/k/a Industrial Blvd.), running through the Industrial Park and by the Property and Lands now or formerly owned by Mrs. C. L. Carroll; bounded on the West by the right-of-way line of the Central Georgia Railroad; bounded on the South by the Property now or formerly owned by Putnam County, Georgia, a/k/a Putnam County Airport; and bounded on the East by the Property now or formerly owned by the Putnam Development Authority, a/k/a Putnam County Development Authority. Said Property herein being a portion of Parcel “B” (consisting of 15 Acres, more or less), as shown per Plat of Survey for the Property of the Putnam Development Authority, dated February 3, 1971, as per Plat thereof recorded in Plat Book 04, Page 179, Putnam County, Georgia records.

TRACT THREE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 5.00 Acres, as shown per Plat of Survey for the Property of Putnam Development Authority & Enterprise Aluminum Co., prepared by Geo.

A-2

G. Dunn, County Surveyor, dated May 7, 1985, as per Plat thereof recorded in Plat Book 12, Page 178, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FOUR:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.820 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Geo. G. Dunn, County Surveyor, dated June 3, 1983, as per Plat thereof recorded in Plat Book 11, Page 96, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FIVE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.874 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by John F. Barker, Jr. G. R. L.S. No, 2308, dated February 26, 1995, as per Plat thereof recorded in Plat Book 21, Page 72, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT SIX:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being and consisting of that certain Access Strip and Roadway, which herein provides access and the means of Ingress and Egress from Industrial Boulevard, in a Southerly direction, to the former Putnam County Airport, Said Property herein being the same as conveyed by a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc. dated December 15, 1987, recorded in Deed Book 7-F, Page 368, Putnam County, Georgia records.

ALL PARCELS HEREIN ARE SUBJECT TO a 20-foot Easement for a Water Line which has been constructed by the City of Eatonton, Georgia.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

LESS & EXCEPT: Therefrom all that tract or parcel of land of the Properties herein described lying and being within the Right-of-Way of Industrial Boulevard, having a 100-foot Right-of-Way.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

A-3

(Parcel D):

All that tract or parcel of land lying and being in Land Lot 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365,00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING.

TOGETHER WITH and SUBJECT TO: All rights, title and interest conveyed in those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

165 Industrial Boulevard a/k/a Tax Parcel 062 050 (Parcel E):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being known as The Horton Iron Works Property, and being more particularly described as follows:

COMMENCING at a point on the North right-of-way line of a street known as Industrial Park, (n/k/a Industrial Blvd. and having a 100-foot right-of-way), which said Point of Beginning being North 76 degrees 57 minutes 00 seconds West, a distance of 300.00 feet, from the Eastern boundary corner of the Property now or formerly owned by the Atlanta Dairies (as shown per Plat of Survey thereof recorded in Plat Book 06, Page 52, aforesaid records) and the West right-

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of-way line of a proposed street, n/k/a Hogan Industrial Blvd (having a 100-foot right-of-way), said Point may also be located on that certain Plat recorded in Plat Book 07, Page 132, aforesaid records; running thence from said Point of Beginning, North 76 degrees 57 minutes 00 seconds West, along the North right-of-way line of Industrial Park, a/Ida Industrial Blvd., a distance of 325.00 feet, to a point; running thence and leaving said right-of-way, North 13 degrees 03 minutes 00 seconds East, a distance of 450.00 feet, to a point located on the property line of the Property now or formerly owned by the Estate of C. L, Carroll, deceased; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 325.00 feet, to a point located on the property line of the said Atlanta Dairies; running thence South 13 degrees 03 minutes 00 seconds West, a distance of 450.00 feet, to a point on the North right-of-way line of Industrial Park, a/k/a Industrial Blvd., and being the Point of Beginning.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of the G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.02 Acres, (being known as the Horton Iron Works), as shown per Plat of Survey of the Property of N. D. HORTON, SR., as per Plat thereof recorded in Plat Book 13, Page 144, of the Putnam County, Georgia records, which Plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

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DOC# 004931
FILED IN OFFICE
12/30/2016 11:59 AM
BK:878 PG:398-409
SHEILA H. PERRY
CLERK OF COURT
PUTNAM COUNTY

SPACE ABOVE THIS LINE IS FOR RECORDING DATA

AFTER RECORDING RETURN TO:

Michael I. Diamond, Esq.

Seyfarth Shaw LLP

1075 Peachtree Street N.E. — Suite 2500

Atlanta, Georgia 30309

(404) 881-5479

STATE OF GEORGIA	)
COUNTY OF PUTNAM	)

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), dated for purposes of reference as of December 1, 2016, is by and between the PUTNAM DEVELOPMENT AUTHORITY (hereinafter referred to as the “Issuer”), the mailing address of which is 117 Putnam Drive, Eatonton, Georgia 31024, and LEGACY HOUSING, LTD (hereinafter referred to as “Company”), the mailing address of which is 4801 Mark IV Parkway, Fort Worth, Texas 76106.

W I T N E S S E T H:

WHEREAS, the Issuer is issuing the Bond (defined below) to acquire the Project (defined below) for lease to the Company; and

WHEREAS, the Issuer and the Company are contemporaneously entering into a Lease Agreement, of even date herewith (the “Lease”), relating to the Project; and

WHEREAS, the Company is only willing to execute the Lease and consummate the transactions contemplated by the Lease if it is granted the option to purchase the Project upon the terms and provisions as hereinafter set forth; and

WHEREAS, in exchange for granting the option to purchase the Project, the Issuer will receive good and valuable consideration, including the Option Fee (defined below) and the agreements of the Company contained herein that provide for the retirement of the Bond (defined below) if all of the renewal options in the Lease are not exercised.

NOW, THEREFORE, in consideration of the Lease and the transaction described therein, and in consideration of the Option Fee in hand paid by the Company to the Issuer, and other good and valuable consideration, the receipt and sufficiency of all of which is respectively hereby acknowledged by the parties hereto, and for the mutual covenants contained herein, the Issuer and Company hereby agree as follows:

1.             DEFINITIONS. Capitalized terms that are used herein, but not defined herein, shall have the definitions set forth in the Lease. Also, for purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Bond” means the Issuer’s Taxable Industrial Development Revenue Bond (Legacy Housing, LTD Project), Series 2016, in the Maximum Principal Amount of $10,000,000.

(b)           “Closing” means the consummation of the purchase and sale transaction contemplated hereby as a result of the exercise (or deemed exercise) of the Option.

(c)           “Closing Date” means the date prescribed herein for the consummation of the Closing under the Option.

(d)           “Effective Date” means the date on which this Agreement is fully executed.

(e)           “Issuer’s Notice” has the meaning ascribed to such term in Section 3(a) hereof.

(f)            “Leased Land” means the land in Putnam County, Georgia, described in Exhibit A hereto.

(g)           “Option” has the meaning ascribed to such term under Section 2 hereof.

(h)           “Option Fee” means the sum of $10.

(i)            “Option Term” means that period of time commencing on the date of delivery hereof and ending on the earlier of (1) the date which is thirty (30) days after the date of the expiration or earlier termination of the Lease, or if the Issuer’s Notice has not been provided by that date, then thirty (30) days following the date on which the Company receives written notice from the Issuer of the pending expiration of the Lease; or (2) December 1, 2023. The Option Term is subject to Section 3(a) below.

(j)            “Permitted Encumbrances” means encumbrances permitted by the Lease.

(k)           “Project” has the meaning ascribed to such term in the Bond Resolution, which, as of the date of this Option Agreement, is comprised of the Leased Land, the Leased Improvements and the Leased Equipment.

(l)            “Purchase Price” shall have the meaning set forth in Section 4(a) herein.

2

2.             GRANT OF OPTION. For the consideration recited above, the Issuer does hereby grant to the Company the exclusive right and option (“Option”) to purchase the Project (as the same shall exist at the time of such purchase, subject to Permitted Encumbrances) upon the terms and conditions as set forth herein.

3.             EXERCISE OF OPTION.

(a)           At least six (6) months but no more than twelve (12) months prior to the expiration of the Option Term, the Issuer shall give written notice to the Company of the pending expiration of the Option (the “Issuer’s Notice”). The Company may exercise the Option, at any time during the Option Term, by giving written notice thereof to the Issuer. If the Bond has not theretofore been fully paid and if the Company is not then also the Bondholder, a copy of such notice shall also be given by the Company to the Bondholder at the address of the Bondholder as reflected on the Bond Register. Such notice shall specify a date and time of the Closing (the “Closing Date”), which shall be no earlier than thirty (30) days and no more than sixty (60) days following the date such notice is sent to the Issuer. The time, date and place of the Closing shall be 10:00 a.m. Georgia time on the Closing Date at the principal meeting place of the Issuer in Putnam County, Georgia, or such other time, date and place as the Company and the Issuer may agree. In the event the Company does not exercise the Option during the Option Term (after notice by the Issuer of such failure as hereinafter provided) or after exercise of the Option, fails to proceed with the Closing of the purchase of the Project pursuant to the terms and provisions as contained herein, the Issuer shall be entitled to retain (1) the Option Fee, and (2) except as provided below in connection with the deemed exercise of the Option, the Project, free and clear of this Agreement. In the event that the Company fails to exercise the Option under this Agreement during the Option Term, the Issuer promptly shall notify the Company of such failure and the Company shall be entitled to exercise the Option within thirty (30) days following such notice and the Option Term shall be deemed to have been extended through the date on which notice of such election is furnished to the Issuer.

(b)           Any provision hereof to the contrary notwithstanding, if the Company gives notice that it elects not to exercise a renewal option under the Lease (a “non-renewal notice”), such non-renewal notice shall be deemed equivalent to, and shall have the same effect as, the Company’s election to exercise the Option under this Agreement, provided, that the Closing Date in such case shall be the last day of the Lease Term within which the non-renewal notice was given. If such non-renewal notice is given, and if the Bond has not theretofore been fully paid, and if the Company is not then also the Bondholder, a copy of such non-renewal notice shall also be given by the Company to the Bondholder at the address of the Bondholder as reflected on the Bond Register.

4.             CONTRACT FOR PURCHASE AND SALE OF PROPERTY. In the event that the Company exercises its Option (or it is deemed exercised) as provided for in the preceding paragraph, the Issuer agrees to sell and the Company agrees to buy the Project (as it then exists, by limited warranty deed and quitclaim bill of sale) in accordance with the following terms and conditions:

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(a)           Purchase Price. At the Closing, the Company shall pay the Purchase Price to the Issuer upon the exercise of the Option, which shall consist of (i) the sum of $100; (ii) the sum, if any, required to cause the Bond to be retired in full if the Bond has not been fully paid (if the Company is then the owner of the Bond, the Company may mark the Bond “cancelled” and surrender the Bond to the Issuer); and (iii) all other sums, if any, then due to the Issuer or to the Bondholder from the Company as Additional Rent or for indemnification under the Lease, under any other Company Documents or related document or documents (which shall be paid directly to them, respectively) which have not been paid.

(b)           Closing Procedure. The consummation of the sale by the Issuer and the purchase by the Company of the Property is referred to as the “Closing” herein. At the Closing, the Issuer shall, upon payment of the Purchase Price, convey the Leased Land and the Leased Improvements to the Company by limited warranty deed and the Leased Equipment to the Company “as is, where is” by quitclaim bill of sale.

(c)           Closing Costs. All costs relating to the Closing, including, but not limited to, the reasonable fees and expenses of counsel to the Issuer, to the Company and to any lender, shall be paid by the Company.

(d)           Default by the Issuer; Remedies of the Company. In the event the Issuer fails to close the sale of the Project pursuant to the terms and provisions of this Agreement, the Company shall be entitled as its exclusive remedies to sue for specific performance or to seek other available equitable remedies, it being understood that the Company shall not have an adequate remedy at law.

(e)           Status Pending Closing. Until and unless legal title to the Project is transferred to the Company at Closing, the Company shall not, by virtue of this Agreement, acquire legal title to the Project, and the risk of loss of the Project shall remain with the tenant under the Lease.

(f)            Documents. The Issuer and the Company agree that such documents as may be legally necessary or reasonably appropriate to carry out the terms of this Agreement shall be executed and delivered by each party to the other at the Closing.

5.             MISCELLANEOUS.

(a)           Notice. All notices, demands and/or consents provided for in this Agreement shall be in writing and shall be given as provided in the Lease for the giving of notices.

(b)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

(c)           Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their permitted respective heirs, successors, and or assigns. The Company may assign this

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Agreement only in connection with an assignment of the Lease permitted by the terms and conditions thereof or with the consent of the Issuer.

(d)           Headings. The headings inserted at the beginning of each paragraph and/or subparagraph of this Agreement are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

(e)           Entire Agreement. This Agreement, together with the Lease, contains all of the terms, promises, covenants, conditions and representations made or entered into by or between the Issuer and the Company and supersedes all prior discussions and agreements, whether written or oral, between the Issuer and the Company with respect to the Option and all other matters contained herein and constitutes the sole and entire agreement between the Issuer and the Company with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both the Issuer and the Company with the formalities as set forth in the Lease.

(f)            Public Purpose of Option to Purchase. The Issuer and the Company acknowledge that the Option constitutes a material inducement to the Company to locate its operations in the County and thereby promote industry and create employment opportunities in the County, and that in granting such Option, the Issuer is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare of industry, trade and commerce within the County and the reduction of unemployment.

(g)           Divisibility. The rights and obligations of the Issuer and the Company contained in this Agreement shall be divisible of and severable from their respective rights and obligations contained in the Lease. The Option under this Agreement shall be fully enforceable against and binding upon the Issuer notwithstanding the termination, rejection, or disaffirmance of the Lease or a bankruptcy, insolvency or other legal proceeding or otherwise.

(h)           Encumbrances. Except as otherwise expressly permitted in the Lease and the other Bond Documents, the Issuer shall not grant easements, rights-of-way licenses or other encumbrances, convey title to all or a portion of the Project, pledge, grant a security interest in, hypothecate or otherwise encumber its interest in the Project, impose restrictions, covenants or other agreements binding on the Project or approve or request variances or changes in zoning or other land use laws affecting the zoning, unless the Issuer has furnished prior notice thereof and has received express approval, in writing, by the Company prior to undertaking such action.

(i)            Time of the Essence. Time is of the essence in the performance of the parties’ obligations and observance of the terms and conditions contained in this Agreement.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under proper seal.

Signed and sealed in the presence of:	PUTNAM DEVELOPMENT AUTHORITY

Unofficial Witness	By:
Chairman

/s/ Cheri L Upchurch	ATTEST:
Notary Public

My Commission Expires:
Secretary

[SEAL]
[NOTARY SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO OPTION AGREEMENT]

Signed and sealed in the presence of:	LEGACY HOUSING, LTD,
a Texas limited partnership

	By:	GPLH, LC a Texas limited liability
Unofficial Witness		company, its general partner

		By:	/s/ Curt Hodgson	[SEAL]
Curt Hodgson, Manager

Notary Public

My Commission Expires:

/s/ Maricela Chavez

[NOTARY SEAL]

[SIGNATURE PAGE TO OPTION AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE LEASED LAND

101 Industrial Boulevard a/k/a Tax Parcel 062 044 (Parcel A and B):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 104, 121 and 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 61.18 Acres, more or less, as designated and being composed of Parcels “B” and “F”, as shown per Plat of Survey of The Property of Mrs. K. D. Sanders; The Estate of C. L. Carroll, deceased; and The Estate of Ted Dunn, deceased, prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 4, 1967, as per Plat thereof recorded in Plat Book 03, page 254, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TOGETHER WITH: That certain “undescribed” Access Strip and Roadway for Ingress and Egress, as conveyed in and by virtue of a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc., dated December 15, 1987, recorded in Deed Book 7-F, Page 368, of the Putnam County, Georgia records.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

LESS & EXCEPT: Therefrom all that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at the corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (having a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365.00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING. Said Property herein being the same as conveyed by virtue of a Warranty Deed from Horton Homes, Inc. to American Testing Laboratories, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 191, of the Putnam County, Georgia records.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 122, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 12.22 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Sherald G. Sharp, G.R.L.S. No. 2044, dated February 12, 1988, as per Plat thereof recorded in Plat Book 14, Page 165, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

00 Industrial Boulevard a/k/a Tax Parcel 062 056 (Parcel C):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being 7.524 Acres, as designated as Parcel “A”, and 1.188 Acres, as designated as Parcel “B”, as shown per Plat of Survey for The Property of Rivers & Horton Homes, Inc., prepared by W. Henry Watterson, G.R.L.S. No. 398, dated December 7, 1970, as per Plat thereof recorded in Plat Book 04, page 216, Putnam County, Georgia, records, which Plat is incorporated herein and made a part hereof by reference for a more detailed description.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 6.288 Acres, more or less, and being bounded on the North by a Street, (n/k/a Industrial Blvd.), running through the Industrial Park and by the Property and Lands now or formerly owned by Mrs. C. L. Carroll; bounded on the West by the right-of-way line of the Central Georgia Railroad; bounded on the South by the Property now or formerly owned by Putnam County, Georgia, a/k/a Putnam County Airport; and bounded on the East by the Property now or formerly owned by the Putnam Development Authority, a/k/a Putnam County Development Authority. Said Property herein being a portion of Parcel “B” (consisting of 15 Acres, more or less), as shown per Plat of Survey for the Property of the Putnam Development Authority, dated February 3, 1971, as per Plat thereof recorded in Plat Book 04, Page 179, Putnam County, Georgia records.

TRACT THREE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 5.00 Acres, as shown per Plat of Survey for the Property of Putnam Development Authority & Enterprise Aluminum Co., prepared by Geo. G. Dunn, County Surveyor, dated May 7, 1985, as per Plat thereof recorded in Plat Book 12, Page 178, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FOUR:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.820 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by Geo. G. Dunn, County Surveyor, dated June 3, 1983, as per Plat thereof recorded in Plat Book 11, Page 96, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT FIVE:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, and being 0.874 Acres, more or less, as shown per Plat of Survey for the Property of Horton Homes, Inc., prepared by John F. Barker, Jr. G. R. L.S. No, 2308, dated February 26, 1995, as per Plat thereof recorded in Plat Book 21, Page 72, of the Putnam County, Georgia records, which plat is incorporated herein and made a part hereto by reference for a more detailed description.

TRACT SIX:

All that tract or parcel of land lying and being in Land Lots 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being and consisting of that certain Access Strip and Roadway, which herein provides access and the means of Ingress and Egress from Industrial Boulevard, in a Southerly direction, to the former Putnam County Airport, Said Property herein being the same as conveyed by a Warranty Deed from Putnam County Development Authority, a/k/a Putnam Development Authority to Horton Homes, Inc. dated December 15, 1987, recorded in Deed Book 7-F, Page 368, Putnam County, Georgia records.

ALL PARCELS HEREIN ARE SUBJECT TO a 20-foot Easement for a Water Line which has been constructed by the City of Eatonton, Georgia.

TOGETHER WITH AND SUBJECT TO: All rights, title and interests conveyed in and by those certain 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31,1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

LESS & EXCEPT: Therefrom all that tract or parcel of land of the Properties herein described lying and being within the Right-of-Way of Industrial Boulevard, having a 100-foot Right-of-Way.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

(Parcel D):

All that tract or parcel of land lying and being in Land Lot 104 and 121, of the 3rd District, of G.M.D. 311 and 368, of Putnam County, Georgia, being 3.62 Acres, more or less, of the Property of the American Testing Laboratories, Inc., and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, commence at a point located at corner formed by the intersection of the Southerly right-of-way line of Industrial Blvd. (a 100-foot right-of-way) with the Easterly right-of-way line of the Central Georgia Railroad; running thence Southeasterly, along the Easterly right-of-way line of the Central Georgia Railroad, a distance of 1,214.10 feet, to a point; running thence North 51 degrees 31 minutes 00 seconds East, a distance of 48.10 feet, to a point and being the TRUE POINT OF BEGINNING.

COMMENCING thence from said TRUE POINT OF BEGINNING, as thus established, and running thence North 51 degrees 31 minutes 00 seconds East, a distance of 190.00 feet, to a point; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 281.30 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds East, a distance of 264.86 feet, to a point; running thence South 38 degrees 29 minutes 00 seconds West, a distance of 365,00 feet, to a point located on the right-of-way of a 40-foot roadway; running thence North 38 degrees 29 minutes 00 seconds West, along said 40-foot roadway, a distance of 485.00 feet, to a point and being the TRUE POINT OF BEGINNING.

TOGETHER WITH and SUBJECT TO: All rights, title and interest conveyed in those certain Appurtenant and Perpetual 40-foot and 50-foot Easements for Ingress and Egress, as described in that certain Easement Agreement by and between Horton Homes, Inc., American Testing Laboratories, Inc. and R. J. & J. Enterprises, Inc., dated August 31, 1993, recorded in Deed Book 113, Page 192, of the Putnam County, Georgia records.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.

165 Industrial Boulevard a/k/a Tax Parcel 062 050 (Parcel E):

TRACT ONE:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, G.M.D. 311 and 368, of Putnam County, Georgia, being known as The Horton Iron Works Property, and being more particularly described as follows:

COMMENCING at a point on the North right-of-way line of a street known as Industrial Park, (n/k/a Industrial Blvd. and having a 100-foot right-of-way), which said Point of Beginning being North 76 degrees 57 minutes 00 seconds West, a distance of 300.00 feet, from the Eastern boundary corner of the Property now or formerly owned by the Atlanta Dairies (as shown per Plat of Survey thereof recorded in Plat Book 06, Page 52, aforesaid records) and the West right-of-way line of a proposed street, n/k/a Hogan Industrial Blvd (having a 100-foot right-of-way), said Point may also be located on that certain Plat recorded in Plat Book 07, Page 132, aforesaid records; running thence from said Point of Beginning, North 76 degrees 57 minutes 00 seconds West, along the North right-of-way line of Industrial Park, a/Ida Industrial Blvd., a distance of 325.00 feet, to a point; running thence and leaving said right-of-way, North 13 degrees 03 minutes 00 seconds East, a distance of 450.00 feet, to a point located on the property line of the Property now or formerly owned by the Estate of C. L, Carroll, deceased; running thence South 76 degrees 57 minutes 00 seconds East, a distance of 325.00 feet, to a point located on the property line of the said Atlanta Dairies; running thence South 13 degrees 03 minutes 00 seconds West, a distance of 450.00 feet, to a point on the North right-of-way line of Industrial Park, a/k/a Industrial Blvd., and being the Point of Beginning.

TRACT TWO:

All that tract or parcel of land lying and being in Land Lot 121, of the 3rd District, of the G.M.D. 311 and 368, of Putnam County, Georgia, and being 3.02 Acres, (being known as the Horton Iron Works), as shown per Plat of Survey of the Property of N. D. HORTON, SR., as per Plat thereof recorded in Plat Book 13, Page 144, of the Putnam County, Georgia records, which Plat is incorporated herein and made a part hereto by reference for a more detailed description.

Together with all rights, title, and interest running with the above-described property but not taxed under a separate tax reference number as delineated on the tax maps of the petitioner for the year(s) for the taxes being foreclosed.